Exhibit 4.1

Execution Version

LOAN AND TRUST AGREEMENT

among

POLK COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY,

TAMPA ELECTRIC COMPANY

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

As Trustee

Dated as of November 15, 2010

And Providing for the Issue of

Polk County Industrial Development Authority

Solid Waste Disposal Facility Revenue Refunding Bonds

(Tampa Electric Company Project)

Series 2010

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(continued)

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(continued)

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(continued)

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LOAN AND TRUST AGREEMENT

THIS LOAN AND TRUST AGREEMENT dated as of November 15, 2010, among POLK COUNTRY INDUSTRIAL DEVELOPMENT AUTHORITY, a public body corporate and politic and a public instrumentality created pursuant to the laws of the State of Florida (the “Authority”), TAMPA ELECTRIC COMPANY, a Florida corporation (the “Company”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee, a national banking association duly organized and existing under the laws of the United States of America and having a designated corporate trust office in the City of Jacksonville, Florida, which is authorized under such laws to exercise corporate trust powers and is subject to examination by federal authorities (the “Trustee”).

RECITALS

This Agreement provides for the following transactions:

(a) the Authority’s issue of Bonds for the purpose of refunding bonds previously issued to refinance bonds issued to finance the Project;

(b) the Company’s repayment of the loan of Bond proceeds from the Authority through payment to the Trustee of all amounts necessary to pay principal, premium, if any, and interest on the Bonds issued by the Authority; and

(c) the Authority’s assignment to the Trustee in trust for the benefit and security of the Bondholders of the Revenues to be received hereunder and the rights to receive the same and the security therefor.

In consideration of the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Authority, the Company and the Trustee agree as set forth herein for their own benefit and for the benefit of the Bondholders.

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Unless the context otherwise requires, the terms defined in this Section shall for all purposes hereof and of any amendment hereof or supplement hereto and of the Bonds and of any certificate, opinion, request or other document mentioned herein or therein have the meanings defined herein, the following definitions to be equally applicable to both the singular and plural forms of any of the terms defined herein:

“Act” means the Constitution of the State of Florida, Chapter 69-1510, Laws of Florida, as amended, the Florida Industrial Development Financing Act, Parts II and III of Chapter 159, Florida Statutes, and other applicable provisions of law.

“Additional Redemption Notice” is defined in Section 4.04(b).

“Additional Tender Notice” is defined in Section 4.06(c).

“Administrative Expenses” means the direct, out-of-pocket expenses incurred by the Authority pursuant to this Agreement and reasonable in amount and the compensation of the Trustee, any paying agent or registrar and the direct, out-of-pocket expenses of the Trustee, including fees and disbursements of its counsel, incurred by the Trustee and reasonable in amount.

“Agreement” means this Loan and Trust Agreement, among the Authority, the Company and the Trustee.

“Alternate Rate” means a rate per annum equal to (a) the BMA Municipal Swap Index of Municipal Market Data, formerly the PSA Municipal Swap Index (as such term is defined in the 1992 ISDA U.S. Municipal Counterparty Definitions) (the “BMA Rate”) most recently available as of the date of determination, or (b) if such index is no longer available, or if the BMA Rate is no longer published, the Kenny Index (as such term is defined in the 1992 ISDA U.S. Municipal Counterparty Definitions), or if neither the BMA Rate nor the Kenny Index is published, the index determined to equal the prevailing rate determined by the Remarketing Agent for tax exempt state and local government bonds meeting criteria determined in good faith by the Remarketing Agent to be comparable under the circumstances to the criteria used by the Bond Market Association to determine the BMA Rate just prior to when the Bond Market Association stopped publishing the BMA Rate.

“Authority” means the Polk County Industrial Development Authority.

“Authority Representative” means the Chairman, Vice Chairman, the Secretary or Assistant Secretary, and when used with reference to an act or document of the Authority for purposes of this Agreement also means any other person authorized to perform the act or execute the document by a written instrument furnished to the Trustee containing the specimen signature of such person and signed on behalf of the Authority by any of its officers.

“Beneficial Owner” means the purchaser of a beneficial interest in the Bonds when the Bonds are held by the Securities Depository in the Book-Entry System, and otherwise means a Bondholder.

“Bondholder” or “holder” means the registered owner of any Bond.

“Bond Fund” means the Bond Fund created in Section 5.02.

“Bonds” means the $75,000,000 aggregate principal amount of the Bonds issued pursuant hereto that are authenticated and delivered by the Trustee under and pursuant to ARTICLE III hereof.

“Bond Service Charges” means, for any period or time, the principal of, premium, if any, and interest due on the Bonds for that period or payable at that time whether due at maturity or upon acceleration or redemption or pursuant to any mandatory sinking fund requirements or otherwise.

“Book-Entry System” means the system maintained by the Securities Depository described in Section 6.01.

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which commercial banks in New York, New York or the city in which the designated corporate trust office of the Trustee or the Remarketing Agent is located, are required or authorized by law or regulation to close, or (iii) a day on which the New York Stock Exchange is closed.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to the Code and Sections of the Code include relevant applicable regulations and proposed regulations thereunder and under the Code, and any successor provisions to those sections, regulations or proposed regulations and, in addition, all revenue rulings, announcements, notices, procedures and judicial determinations under the foregoing applicable to the Bonds.

“Commercial Paper Mode” means each period of time, comprised of Commercial Paper Periods, during which Commercial Paper Rates are in effect.

“Commercial Paper Period” means, with respect to any Bond, each period set under Section 3.02(a)(3).

“Commercial Paper Rate” means an interest rate on each Bond set under Section 3.02(a)(3).

“Company” means Tampa Electric Company, a Florida corporation, and its successors and assigns as permitted under this Agreement.

“Company-Held Bonds” has the meaning set forth in Section 4.08(b).

“Company Purchase Account” means the account of that name created pursuant to Section 4.10.

“Company Representative” means a person at the time designated to act on behalf of the Company for purposes of this Agreement by a written instrument furnished to the Trustee containing the specimen signature of such person and signed on behalf of the Company by any of the President, any Vice President, Treasurer or Assistant Treasurer of the Company and any other person designated by one of the foregoing officers.

“Conversion Notice” is defined in Section 3.02(b)(1).

“Corporation” means and includes corporations, partnerships, including limited partnerships and limited liability partnerships, joint ventures, associations, companies, limited liability companies, joint-stock companies and business trusts.

“Daily Rate” means an interest rate on the Bonds set under Section 3.02(a)(1).

“Determination Method” is defined in Section 3.02(a).

“DTC” means The Depository Trust Company, New York, New York.

“Event of Default” means any occurrence or event specified in and defined by Section 10.01.

“Favorable Opinion of Tax Counsel” means an Opinion of Tax Counsel addressed to the Authority and to the Trustee to the effect that the action proposed to be taken is permitted under the Act and by this Agreement and will not adversely affect any exclusion from gross income for federal income tax purposes of interest on the Bonds.

“First Mortgage” means the Indenture of Mortgage, dated as of August 1, 1946, as heretofore and hereafter supplemented and amended, currently by and between the Company and U.S. Bank National Association, as trustee.

“First Mortgage Bond Fund” means the fund established with the Trustee pursuant to Section 5.03.

“First Mortgage Bonds” means the first mortgage bonds to be created by a supplemental indenture to the First Mortgage and, at the option of the Company, delivered to the Trustee pursuant to Section 2.02 as security for the Company’s obligation to pay the principal of, premium, if any, and interest on the Bonds.

“Fitch” means Fitch, Inc. and its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Fitch” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with written notice to the Trustee and the Authority.

“Funds” means, collectively, the Bond Fund, the Refunding Fund and the First Mortgage Bond Fund created pursuant hereto.

“Government Obligations” means any of the securities described in paragraph (a) of the definition of the term “Permitted Investments.”

“Indemnified Persons” is defined in Section 8.04(a).

“Initial Period” means the period from the date the Bonds are issued to and including March 1, 2011.

“Interest Account” means the account created pursuant to Section 5.02.

“Interest Payment Date” is defined in the form of the Bonds appearing in Exhibit B hereto.

“Interest Period” is defined in the form of the Bonds appearing in Exhibit B hereto.

“Maturity Date” means the stated maturity of the Bonds as set forth in Section 3.01

“Maximum Rate” means, on any day, the lesser of (i) the maximum interest rate permitted by law, and (ii) 14% per annum.

“Moody’s” means Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with written notice to the Trustee and the Authority.

“Opinion of Counsel” means a written opinion of counsel selected by the Company who is acceptable to the Authority. Such counsel may be an employee of or counsel to the Authority or the Company.

“Opinion of Tax Counsel” means an Opinion of Counsel by counsel of nationally recognized standing in matters relating to the exclusion of interest from gross income on obligations issued by or on behalf of states and their political subdivisions.

“Outstanding” or “Bonds Outstanding” when used with reference to Bonds means all Bonds which have been authenticated and delivered by the Trustee under this Agreement, except the following:

(a) Bonds canceled or purchased by or delivered to the Trustee for cancellation.

(b) Bonds that have become due (at maturity or on redemption, acceleration or otherwise) and for the payment, including interest accrued to the due date, of which sufficient moneys are held by the Trustee.

(c) Bonds paid or deemed to have been paid within the meaning of Section 13.02.

(d) Bonds in lieu of which others have been authenticated under Section 3.06, Section 3.08 or Section 3.09.

Bonds purchased pursuant to tenders and not delivered to the Trustee for payment are not outstanding, but there will be outstanding Bonds authenticated and delivered in lieu of such undelivered Bonds as provided in Section 3.03.

“Participant” means one of the entities which deposit securities, directly or indirectly, in the Book-Entry System.

“Permitted Investments” means the following investments for the following purposes:

(a) The following obligations may be used as Permitted Investments for all purposes, including defeasance investments in refunding escrow accounts:

(1)	Cash (insured at all times by the Federal Deposit Insurance Corporation), and

(2)	Direct non-callable obligations of the United States of America and securities fully and unconditionally guaranteed as to the timely payment of principal and interest by the United States of America, to which direct obligation or guarantee the full faith and credit of the United States of America has been pledged, Refcorp interest strips, CATS, TIGRS, STRPS, or defeased municipal bonds rated AAA by S&P or Aaa by Moody’s (or any combination of the foregoing)

Any security used for defeasance must provide for the timely payment of principal and interest and cannot be callable or prepayable prior to maturity or earlier redemption of the rated debt (excluding securities that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date).

(b) The following obligations may be used as Permitted Investments for all purposes other than defeasance investments in refunding escrow accounts:

(1) Obligations of any of the following federal agencies which obligations represent the full faith and credit of the United States of America, including: Export-Import Bank, Rural Economic Community Development Administration, U.S. Maritime Administration, Small Business Administration, U.S. Department of Housing & Urban Development (PHAs), Federal Housing Administration, and Federal Financing Bank;

(2) Direct obligations of any of the following federal agencies which obligations are not fully guaranteed by the full faith and credit of the United States of America: senior debt obligations issued by the Federal National Mortgage Association (FNMA) or Federal Home Loan Mortgage Corporation (FHLMC), obligations of the Resolution Funding Corporation (REFCORP), and senior debt obligations of the Federal Home Loan Bank System;

(3) U.S. dollar denominated deposit accounts, federal funds and bankers’ acceptances with domestic commercial banks which have a rating on their short term certificates of deposit on the date of purchase of “P-1” by Moody’s and “A-1” or “A-1+” by S&P and maturing not more than 360 calendar days after the date of purchase (ratings on holding companies are not considered as the rating of the bank);

(4) Commercial paper which is rated at the time of purchase in the single highest classification, “P-1” by Moody’s and “A-1+” by S&P and which matures not more than 270 calendar days after the date of purchase;

(5) Investments in a money market fund rated “AAAm” or “AAAm-G” or better by S&P, including money market funds of the Trustee which satisfy such requirements;

(6) Pre-refunded Municipal Obligations defined as follows: any bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local governmental unit of any such state which are not callable at the option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice, and

(A) which are rated, based on an irrevocable escrow account or fund (the “escrow”), in the highest rating category of Moody’s or S&P or any successors thereto; or

(B) (i) which are fully secured as to principal and interest and redemption premium, if any, by an escrow consisting only of cash or obligations described in paragraph (a)(2) above, which escrow may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the Maturity Date or Maturity Dates thereof or the specified redemption date or dates pursuant to such irrevocable instructions, as appropriate, and (ii) which escrow is sufficient, as verified by a nationally recognized independent certified public accountant, to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this paragraph on the Maturity Date or Maturity Dates specified in the irrevocable instructions referred to above, as appropriate; and

(7) Municipal Obligations rated “Aaa/AAA” or general obligations of States with a rating of “A2/A” or higher by both Moody’s and S&P.

(c) The value of the above investments shall be determined as follows:

(1) For the purpose of determining the amount in any Fund, all Permitted Investments credited to such fund shall be valued at fair market value. The Trustee shall determine the fair market value based on accepted industry standards and from accepted industry providers. Accepted industry providers shall include but are not limited to pricing services provided by Financial Times Interactive Data Corporation, Merrill Lynch. Citigroup or JPMorgan Securities.

(2) As to certificates of deposit and bankers’ acceptances, the value shall equal the face amount thereof, plus accrued interest thereon.

(3) As to any investment not specified above, the value thereof shall be established by agreement between the Company and the Trustee.

“Person” means any individual, Corporation, trust or government or any agency or political subdivision thereof.

“Principal Account” means the account created pursuant to Section 5.02.

“Principal Payment Date” means any date upon which the principal amount of any Bond is due hereunder, including the Maturity Date, any Redemption Date, or the date to which the maturity of the Bonds is accelerated pursuant to the terms hereof or otherwise.

“Project” means, collectively, certain solid waste disposal facilities of the Project Unit including any structures, machinery, fixtures, improvements and equipment, all as described in Exhibit A attached hereto, as the same may be amended from time to time, together with all additions thereto and substitutions therefor, less any deletions therefrom as they may at any time exist.

“Project Unit” means the integrated coal gasification combined cycle power plant owned by the Company and located in southwest Polk County, and related support facilities, as they may at any time exist.

“Purchase Fund” means the fund created pursuant to Section 4.10.

“Purchase Price” means 100% of the principal amount of the Bonds being purchased plus interest accrued, if any, to (but excluding) the purchase date.

“Record Date” is defined in the form of the Bond appearing as Exhibit B hereto.

“Redemption Account” means the account created pursuant to Section 5.02.

“Redemption Date” means the date fixed for redemption of Bonds subject to redemption in any notice of redemption given in accordance with the terms hereof.

“Redemption Price” means an amount equal to the principal of, and premium, if any, and accrued interest to the Redemption Date, if any, on the Bonds to be redeemed.

“Refunded Bonds” means $75,000,000 in principal amount of Polk County Industrial Development Authority Solid Waste Disposal Facility Revenue Refunding Bonds (Tampa Electric Company Project), Series 2007.

“Refunded Bonds Agreement” means the Loan and Trust Agreement dated as of May 1, 2007 among the Authority, the Company and The Bank of New York Mellon Trust Company, N.A., pursuant to which the Refunded Bonds were issued.

“Refunded Bonds Trustee” means the Trustee under the Refunded Bonds Agreement.

“Refunding Fund” means the fund by that name created in Section 5.07.

“Remarketing Agent” means the Person appointed as Remarketing Agent pursuant to Section 11.17, and its successors under this Agreement. The initial Remarketing Agent shall be J.P. Morgan Securities LLC.

“Remarketing Proceeds Account” means the account of that name created pursuant to Section 4.10.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

“Revenues” means and includes all payments by or on behalf of the Company to or for the account of the Authority under this Agreement and all other revenues derived by the

Authority from or in connection with this Agreement, including the income thereon and the investment thereof, if any, and any moneys received on the First Mortgage Bonds but not including payments with respect to the indemnification or reimbursement of certain expenses of the Authority under Section 5.05(b)(1), Section 8.04 and Section 10.12 of this Agreement or under any other guaranty or indemnification agreement. The term “Revenues” does not include any moneys or investments in the Purchase Fund.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies and its successors and assigns, and, if such division or corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with written notice to the Trustee and the Authority.

“Securities Depository” means DTC or its nominee, and its successors and assigns, or any successor appointed under Section 6.01.

“State” means the State of Florida.

“Term Interest Rate” means an interest rate on the Bonds set under Section 3.02(a)(4).

“Term Interest Rate Period” means any period as defined in Section 3.02(a)(4) which ends either on the day before the Maturity Date or a day which next precedes a Business Day and is at least 30 days long, and which period must be the same for all Bonds.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., a national banking association, or any other bank or trust company duly incorporated and existing under and by virtue of the laws of any state or of the United States of America, which may be substituted in its place as provided in Section 11.05 or Section 11.08.

“Underwriter” means, collectively, J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. and their respective successors and assigns.

“Weekly Rate” means an interest rate on the Bonds set under Section 3.02(a).

Section 1.02. Interpretation.

(a) In this Agreement, unless the context otherwise requires:

(1) The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms, as used in this Agreement, refer to this Agreement, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of this Agreement;

(2) An accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

(3) References to Articles and Sections are to the Articles and Sections of this Agreement, except as expressly stated otherwise;

(4) The singular form of any word, including the terms defined in Section 1.01, includes the plural, and vice versa, and a word of any gender includes all genders;

(5) Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, Corporations and other legal entities, including public bodies, as well as natural persons; and

(6) Any headings preceding the text of the several Articles and Sections of this Agreement, and any index or table of contents or marginal notes appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

(b) Whenever in this Agreement, the Authority, the Company, the Trustee or the Remarketing Agent is named or referred to, it shall include, and shall be deemed to include, its respective successors and assigns whether so expressed or not. All of the covenants, stipulations, obligations and agreements by or on behalf of, and other provisions for the benefit of, the Authority, the Company, the Trustee or the Remarketing Agent contained in this Agreement shall bind and inure to the benefit of such respective successors and assigns and shall bind and inure to the benefit of any officer, board, commission, authority, agency or instrumentality to whom or to which there shall be transferred by or in accordance with law any right, power or duty of the Authority or of its successors or assigns, the possession of which is necessary or appropriate in order to comply with any such covenants, stipulations, obligations, agreements or other provisions of this Agreement.

ARTICLE II

THE ASSIGNMENT AND PLEDGE

Section 2.01. The Assignment and Pledge of Revenues and Funds. The Authority assigns and pledges to the Trustee in trust upon the terms hereof (a) all Revenues to be received from the Company or derived from any security provided hereunder, and (b) all rights to receive such Revenues and the proceeds of such rights, and all other rights and interests of the Authority provided hereunder, provided, however, that this assignment and pledge does not include the rights of the Authority pursuant to Section 5.05(b)(1), Section 8.04 and Section 10.12.

Section 2.02. Pledge of First Mortgage Bonds.

(a) In order to provide collateral security for the Company’s obligations to make payments of principal, premium, if any, and interest on the Bonds, as required under this Agreement, the Company may elect to issue and deliver to the Trustee a series of First Mortgage Bonds (i) registered in the name of the Trustee, (ii) which shall have the same stated rate or rates of interest prior to maturity, payable at the same times, and (iii) which shall become due in the same principal amount or amounts, either by redemption, through operation of a sinking fund or by maturity, on the same date or dates, as the Bonds. The First Mortgage Bonds shall be held subject to the terms and provisions of this Agreement and the First Mortgage.

(b) To exercise the election described in Section 2.02(a), the Company shall, not less than 14 days prior to the proposed date of delivery of the First Mortgage Bonds (i) give to the Authority, the Trustee and each nationally recognized securities rating agency which then rates the Bonds written notice that shall designate the date on which such series of First Mortgage Bonds shall be delivered and (ii) deliver to the Trustee and the Authority an Opinion of Tax Counsel to the effect that such election and the delivery of such series of First Mortgage Bonds will not cause the interest on the Bonds to become includable in gross income for federal income tax purposes.

Section 2.03. Release of First Mortgage Bonds. To the extent that (i) Bonds have been paid or become due and sufficient moneys are held by the Trustee in trust for the payment thereof, (ii) Bonds are deemed to have been paid in accordance with Section 13.01 and (iii) Bonds (other than Bonds which have been redeemed or called for redemption) have been delivered to, or have been acquired by, the Trustee and canceled and other Bonds of the same series shall not be issuable in lieu thereof, in substitution therefor, in exchange therefor or upon registration of transfer thereof, the obligation of the Company to make payments with respect to the principal, premium, if any, and interest on the First Mortgage Bonds shall be satisfied and discharged and the Trustee shall release and surrender to the Company First Mortgage Bonds in an aggregate principal amount equal to the aggregate principal amount of such Bonds, bearing the same rate or rates of interest as such Bonds and becoming due, either by redemption through operation of a sinking fund or by maturity, on the same date or dates as such Bonds.

Section 2.04. Further Assurances. The Company, the Authority and the Trustee shall from time to time execute, deliver and register, record and file such instruments as necessary or as the Authority or the Trustee may reasonably require to confirm, perfect or maintain the security created or intended to be created hereby.

ARTICLE III

CONDITIONS AND TERMS OF BONDS

Section 3.01. Authorization and Issuance of Bonds; Dating. There is hereby authorized the issuance of the Bonds in the aggregate principal amount of Seventy-Five Million Dollars ($75,000,000) to be designated as “Polk County Industrial Development Authority Solid Waste Disposal Facility Revenue Refunding Bonds (Tampa Electric Company Project), Series 2010”. The Bonds shall mature on December 1, 2030 (the “Maturity Date”). All Bonds will be dated the date of original issuance and delivery, will bear interest from that date and shall mature, subject to prior redemption or mandatory tender, on the Maturity Date. The Bonds are special obligations of the Authority and shall be payable solely from the Revenues.

The Trustee is hereby authorized to authenticate and to deliver the Bonds only upon (i) written direction of the Authority, and (ii) receipt of the proceeds of sale thereof in the amounts set forth in the written direction of the Authority.

Section 3.02. Interest on the Bonds. Interest on the Bonds will be payable as provided in the Bonds and in this Section. The Determination Method may be changed by the Company as described in paragraph (b) below. The methods of determining the various interest rates are as provided in paragraph (a) below, provided that no interest rate set or determined by the Remarketing Agent under (a)(1), (2), (3) or (4), or an Alternate Rate determined under (a)(5), shall exceed the Maximum Rate.

(a) Interest Rate Determination Methods. In accordance with the notification requirements described herein, the Company shall determine the applicable interest rate determination method (each a “Determination Method”) on the Bonds. The interest rate on the Bonds shall be determined by one of the following Determination Methods.

(1) Daily Rate. When interest on the Bonds is payable at a Daily Rate, the Remarketing Agent will set a Daily Rate on or before 10:00 a.m., New York City time, on each Business Day for that Business Day. Each Daily Rate will be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) for the Remarketing Agent to sell the Bonds on the day the rate is set at their principal amount (without regard to accrued interest). The Daily Rate for any non-Business Day will be the rate for the last day for which a rate was set.

(2) Weekly Rate. When interest on the Bonds is payable at a Weekly Rate, the Remarketing Agent will set a Weekly Rate on or before 5:00 p.m., New York City time, on the last Business Day before the commencement of a period during which the Bonds bear interest at a Weekly Rate and on each Wednesday thereafter so long as interest on the Bonds is to be payable at a Weekly Rate or, if any Wednesday is not a Business Day, on the next preceding Business Day. Each Weekly Rate will be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) for the Remarketing Agent to sell the Bonds on the date the rate is set at their principal amount (without regard to accrued interest). Thereafter, each Weekly Rate shall apply to (i) the period beginning on the Thursday after the Weekly Rate is set and ending on the following Wednesday or, if earlier, ending on the day before the effective date of a new method of determining the interest rate on the Bonds or (ii) the period beginning on the effective date of the change to a Weekly Rate and ending on the next Wednesday.

(3) Commercial Paper Rate. During a Commercial Paper Mode, each Bond will bear interest during the Commercial Paper Period for such Bond at the Commercial Paper Rate for such Bond. Different Commercial Paper Periods may apply to different Bonds at any time and from time to time. Except as otherwise described in this subparagraph (3), the Commercial Paper Period and Commercial Paper Rate for each Bond will be determined by the Remarketing Agent no later than 1:00 p.m., New York City time, on the first day of each Commercial Paper Period.

(i) Determination of Commercial Paper Periods. Subject to Section 3.02(b)(2)(vii), each Commercial Paper Period will be a period of at least 1 day and not more than 270 days, determined by the Remarketing Agent to be the period which, together with all other Commercial Paper Periods for all Bonds then outstanding, will, in the judgment of the Remarketing Agent, result in the lowest overall interest expense on the Bonds over the next 270 days. Each Commercial Paper Period will end on either the day before a Business Day or on the day before the Maturity Date for such Bond. However, any Bond purchased on behalf of the Company and remaining unsold by the Remarketing Agent as of the close of business on the first day of the Commercial Paper Period for that Bond will have a Commercial Paper Period of 1 day or, if that Commercial Paper Period would not end on a day before a Business Day, a Commercial Paper Period of the shortest possible duration greater than 1 day ending on a day before a Business Day.

In determining the number of days in each Commercial Paper Period, the Remarketing Agent shall take into account the following factors: (I) existing short-term tax-exempt market rates and indices of such short-term rates, (II) the existing market supply and demand for short-term tax-exempt securities, (III) existing yield curves for short-term and long-term tax-exempt securities for obligations of credit quality comparable to the Bonds, (IV) general economic conditions, (V) industry economic and financial conditions that may affect or be relevant to the Bonds, (VI) the number of days in other Commercial Paper Periods applicable to the Bonds and (VII) such other facts, circumstances and conditions as the Remarketing Agent, in its sole discretion, shall determine to be relevant.

(ii) Determination of Commercial Paper Rates. The Commercial Paper Rate for each Commercial Paper Period for each Bond shall be the minimum rate necessary (as determined by the Remarketing Agent based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) for the Remarketing Agent to sell such Bond on the date and at the time of such determination at its principal amount (without regard to accrued interest).

(4) Term Interest Rate. The Remarketing Agent will set a Term Interest Rate on a date not later than the Business Day before the beginning of any period determined by the Company prior to the effective date of the Term Interest Rate (a “Term Interest Rate Period”) in which interest on any of the Bonds will be payable at a Term Interest Rate. The last day of each such Term Interest Rate Period shall be determined by the Company in accordance with Section 3.02(b)(1). Each Term Interest Rate will be the minimum rate necessary (as determined by the Remarketing Agent with respect to any Term Interest Rate Period based on the examination of tax-exempt obligations comparable to the Bonds known by the Remarketing Agent to have been priced or traded under then-prevailing market conditions) for the Remarketing Agent to sell the Bonds for delivery on the effective date of the Term Interest Rate at their principal amount (without regard to accrued interest).

The Remarketing Agent shall use its best efforts to cause the Bonds in a Term Interest Rate required to be remarketed on the date set for mandatory tender for such Bonds pursuant to “Mandatory Tender at Beginning of a New Term Interest Rate Period” or “Mandatory Tender Upon a Change in the Determination Method” under paragraph 7 in the form of the Bonds, to be remarketed (in such Determination Method or Methods) on the first date thereafter at which time all such Bonds can be sold at par, at a rate not exceeding the Maximum Rate; provided, that no failure to remarket for any reason shall excuse the Event of Default arising from failure to purchase all of the Bonds on any date set for mandatory tender.

(5) Failure of Remarketing Agent to Announce Interest Rates on the Bonds. If the appropriate interest rate or Commercial Paper Period is not or cannot be determined for any reason, the method of determining interest on the Bonds shall be as provided in this Section 3.02(a)(5). If the Bonds bear interest at the Daily Rate or the Weekly Rate, interest will be payable at the Alternate Rate, and Bonds bearing interest at the Commercial Paper Rate or the Term Interest Rate shall be automatically converted to the Weekly Rate (without the necessity of complying with the requirements of Section 3.02(b)), and if the Weekly Rate cannot be determined, interest thereon will be payable at the Alternate Rate, until such time as the Determination Method can be changed in accordance with Section 3.02(b); provided, that no failure to determine an interest rate for any reason shall excuse the Event of Default arising from failure to purchase all of the Bonds on any date set for mandatory tender. The Trustee shall promptly notify the Bondholders of any such automatic change as set forth in Section 4.06(b).

While Bonds are in a Commercial Paper Mode, during any transition period caused by an automatic conversion of such Bonds to a Weekly Rate in accordance with this Subsection (5), Bonds bearing interest at a Weekly Rate and Bonds bearing interest at a Commercial Paper Rate, as applicable, shall be governed by the provisions of this Agreement applicable to such methods of determining interest on the Bonds.

(b) Initial Interest Rate Determination Method; Change in Interest Rate Determination Method.

(1) The Bonds shall bear interest for the Initial Period at a Term Interest Rate. The Term Interest Rate for the Initial Period shall be determined in accordance with this Agreement on or prior to the date of delivery of the Bonds by the Underwriter as the minimum rate required to sell the Bonds on the date of issuance at a Purchase Price of par. Interest shall accrue from one Interest Payment Date to, but not including, the next Interest Payment Date. Following the Initial Period, the Bonds shall bear interest at such rate as determined in accordance with this Agreement. The Company may change the Determination Method, of all but not part of the Bonds, from time to time by notifying, as applicable, the Authority, the Trustee and the Remarketing Agent. Such notice (a “Conversion Notice”) shall contain the effective date of such change. The Conversion Notice must be accompanied by a Favorable Opinion of Tax Counsel addressed to the Authority and the Trustee. If the Company’s Conversion Notice complies with this paragraph, and if the Company shall deliver to the Trustee and the Authority a confirming Favorable Opinion of Tax Counsel on the effective date as specified in the Conversion Notice, the interest rate on the Bonds will be determined on the basis of the new rate on the effective date specified by the Company until there is another change as provided in this Section.

If, 30 days before the end of a Term Interest Rate Period, the Company has not provided for the next interest rate period, a new Term Interest Rate Period of the same duration will follow (or if shorter, a Term Interest Rate Period ending on the day before the Maturity Date for the Bonds).

When one Term Interest Rate Period follows another, all provisions of this Agreement applying to a change in the Determination Method will apply, except:

(A) the mandatory tender described under “Mandatory Tender Upon a Change in the Determination Method” in the Bonds will not apply, but the mandatory tender described under “Mandatory Tender at Beginning of a New Term Interest Rate Period” in the Bonds will apply;

(B) the Company will not be required to deliver a Favorable Opinion of Tax Counsel if a new Term Interest Rate Period begins as a result of the Company failing to provide for the next interest rate period; and

(C) the Company will not be required to deliver a Favorable Opinion of Tax Counsel if (i) the Company has previously designated a series of successive Term Interest Rate Periods which, together with the current Term Interest Rate Period, are substantially equal in length, (ii) a Favorable Opinion of Tax Counsel addressed to the Trustee was delivered before the first such Term Interest Rate Period in that series which applies to each such successive Term Interest Rate Period and (iii) no other change in the security for the Bonds or in this Agreement or the terms of the Bonds is made which is effective as of, or agreed to in connection with, the effective date of such subsequent Term Interest Rate Period.

(2) Limitations. Any change in the Determination Method pursuant to paragraph (1) above must comply with the following:

(i) the effective date of a change (or each effective date in the case of a change from a Commercial Paper Mode) shall be a Business Day which is at least 15 days (30 days if a Term Interest Rate longer than six months is then in effect and the effective date is before the day after the last day of a Term Interest Rate Period) after receipt by the Trustee of the Company’s Conversion Notice;

(ii) if a Term Interest Rate is then in effect, the effective date of any change must be either the day after the last day of the then current Term Interest Rate Period or, except as described in clause (iii) below, a day on which the Bonds would otherwise be subject to redemption under the paragraph “Optional Redemption During Term Interest Rate Period” in paragraph 9 of the Bonds if the change did not occur;

(iii) if the Company has previously designated successive Term Interest Rate Periods, the effective date of each Term Interest Rate Period must be the day after the last day of the previous Term Interest Rate Period;

(iv) if a Commercial Paper Mode is then in effect, the effective date of any change must be either the day after the last day of the Commercial Paper Mode or, as to any Bond, the day after the last day of the Commercial Paper Period then in effect (or to be in effect) with respect to that Bond;

(v) if any Bonds have been called for redemption and the redemption has not yet occurred, the effective date of the change cannot be before such Redemption Date;

(vi) if a Term Interest Rate is then in effect, the effective date of any change cannot occur during the period after a Record Date and to, but not including, the related Interest Payment Date; and

(vii) if a Commercial Paper Mode is then in effect, the Remarketing Agent shall determine Commercial Paper Periods of such duration that will, in the judgment of the Remarketing Agent, best promote an orderly transition on the effective date. After the receipt by the Trustee of the Company’s Conversion Notice, the day after the last day of each Commercial Paper Period shall be, with respect to such Bond, not later than the effective date of the change. The Remarketing Agent shall promptly give written notice of each such last date and each such effective date with respect to each Bond to the Authority, the Company and the Trustee.

During any transition period in connection with a change in Determination Method from the Commercial Paper Mode to a Daily Rate, Weekly Rate or a Term Interest Rate, as applicable, in which the Remarketing Agent is setting different Commercial Paper Periods in order to effect an orderly transition of such change, Bonds bearing interest at a Commercial Paper Rate shall be governed by the provisions of this Agreement applicable to a Commercial Paper Mode and Bonds bearing interest at a Daily Rate, Weekly Rate or Term Interest Rate, as applicable, shall be governed by the provisions of this Agreement applicable to such Determination Methods.

(c) Calculation of Interest. The Remarketing Agent shall provide the Trustee and the Company with notice in writing or by other written electronic means or by telephone (any such notice by telephone to be delivered to a Responsible Officer of the Trustee) promptly confirmed by facsimile transmission by 1:00 p.m., New York City time,

(1) on the last Business Day of a month in which interest on the Bonds was payable at a Daily Rate, of the Daily Rate for each day in such month,

(2) on each day on which a Weekly Rate becomes effective, of the Weekly Rate,

(3) on the first day of each Commercial Paper Period, of the length thereof and the Commercial Paper Rate, and, if there is more than one Commercial Paper Rate then in effect, of the related applicable principal amounts,

(4) on the first Business Day of a Term Interest Rate Period, of the Term Interest Rate set for that period, and

(5) on any Business Day preceding any redemption or purchase date, any interest rate requested by the Trustee in order to enable it to calculate the accrued interest, if any, due on such redemption or purchase date.

Using the rates supplied by this notice, the Trustee will calculate the interest payable on the Bonds. The Remarketing Agent will inform the Trustee and the Company orally at the oral request of either of them of any interest rate so set. The Trustee will confirm the effective interest rate in writing to any Bondholder who requests it.

The setting of the rates by the Remarketing Agent, the determination of Commercial Paper Periods by the Remarketing Agent and the calculation of interest payable on the Bonds by the Trustee as provided in this Agreement will be conclusive and binding on the Authority, the Company, the Trustee and the owners of the Bonds.

(d) Change in Rate Determination Method-Opinions of Counsel. Notwithstanding any provision of this Section 3.02, no change shall be made in the Determination Method at the direction of the Company pursuant to Section 3.02(b)(1), and the Bonds shall continue to bear interest in accordance with the then current Determination Method, if the Trustee shall receive written notice prior to the effective date of such change that (i) the Favorable Opinion of Tax Counsel and confirmation thereof if required under Section 3.02(b)(1) has not been delivered or (ii) that the Company has revoked its election. If the Trustee shall have sent any notice to the Bondholders regarding a change in rate pursuant to Section 4.06(b), then in the event of such failure to deliver such opinion or confirmation, or revocation by the Company, the Trustee shall promptly notify all Bondholders of such failure and the Bonds shall still be subject to mandatory tender on that proposed date and the Remarketing Agent shall remarket the Bonds pursuant to the terms of this Agreement.

Section 3.03. Undelivered Bonds. If a Bond is tendered for purchase as provided in Article III, or if the holder of a Bond gives irrevocable instructions to the Remarketing Agent for purchase, and in each case funds are deposited with the Trustee sufficient for the purchase, the Trustee upon request of the Company or the Remarketing Agent will authenticate a new Bond in the same maturity and in the same denomination registered as the Company or the Remarketing Agent may direct and deliver it to the Company or upon the Company’s order, whether or not the Bond purchased is ever delivered, and the undelivered Bonds shall be canceled on the books of the Trustee, whether or not said undelivered Bonds have been delivered to the Trustee. From and after the purchase date, interest on such Bond shall cease to be payable to the prior holder thereof, such holder shall cease to be entitled to the benefits or security of this Agreement and shall have recourse solely to the funds held by the Trustee for the purchase of such Bond, and the Trustee shall not register any further transfer of such Bond by such prior holder. If Bonds to be purchased are not delivered by the holders by 12:00 noon, New York City time, on any purchase date, the Trustee shall hold any funds received for the purchase of those Bonds in trust in a separate account and shall pay such funds to the former owners of the Bonds upon presentation of the Bonds. All funds held by the Trustee for the purchase of undelivered Bonds shall be held uninvested.

Section 3.04. Form of Bonds. The Bonds shall be substantially in the form of Exhibit B, which is part of this Agreement, in the denominations provided for in the Bonds, with appropriate or necessary insertions, omissions and variations as permitted or required hereby, including the appropriate series designation and Maturity Date. The Bonds shall express the purpose for which they are issued and any other statements or legends which may be required by law or the provisions hereof, including the provisions of Section 6.01. Bonds will be numbered as determined by the Trustee. All Bonds, unless a supplemental agreement shall have been executed and delivered pursuant to Section 12.01, shall be in fully registered form, and the holder of a Bond shall be regarded as the absolute owner thereof for all purposes of this Agreement.

Section 3.05. Execution and Authentication of Bonds. Each Bond shall be signed by the Chairman of the Authority and attested by the Secretary of the Authority in their official capacities (provided that any or all of those signatures may be facsimiles) and shall bear the seal or a facsimile of the seal, if any, of the Authority. In case any officer whose signature or a facsimile of whose signature appears on any Bond shall cease to be that officer before the issuance of the Bond, his signature or the facsimile thereof nevertheless shall be valid and sufficient for all purposes, the same as if he had remained in office until that time. Any Bond may be executed on behalf of the Authority by an officer who, on the date of execution is the proper officer, although on the date of the Bond that person was not the proper officer.

No Bond shall be valid or become obligatory for any purpose or shall be entitled to any security or benefit under this Agreement unless and until a certificate of authentication, substantially in the form set forth in Exhibit B to this Agreement, shall have been signed by the Trustee. The authentication by the Trustee upon any Bond shall be conclusive evidence that the Bond so authenticated has been duly authenticated and delivered hereunder and is entitled to the security and benefit of this Agreement. The certificate of the Trustee may be executed by any person authorized by the Trustee, but it shall not be necessary that the same authorized person sign the certificates of authentication on all of the Bonds. In authenticating the Bonds, the Trustee shall add the date of its authentication of Bonds. No Bond shall be authenticated except in an authorized denomination.

Section 3.06. Transfer and Exchange of Bonds. Subject to Section 6.01, all Bonds are transferable or exchangeable by the holder thereof, in person or by the Bondholder’s attorney duly authorized in writing, at the office of the Trustee in the books required to be kept by the Trustee pursuant to the provisions of Section 3.07, upon surrender of such Bonds accompanied by delivery of a duly executed written instrument of transfer or exchange in a form approved by the Trustee. Whenever any Bond or Bonds shall be surrendered for transfer or exchange, the Trustee shall execute and deliver a new Bond or Bonds of authorized denominations of the same aggregate principal amount, except that the Trustee may require the payment by any Bondholder requesting such transfer or exchange of any tax or other governmental charge required to be paid with respect to such transfer or exchange. All Bonds surrendered pursuant to the provisions of this Section shall be canceled by the Trustee, shall not be redelivered and shall be disposed of as provided in Section 3.10. The Trustee shall not be required to transfer or exchange (i) any Bonds of the maturity or maturities being redeemed during the period commencing on the date ten days prior to the date of mailing of a notice of redemption of Bonds of that maturity for redemption and ending on such date of mailing or (ii) any Bond selected for redemption in whole or in part.

Section 3.07. Registration Books. The Trustee will keep at its office sufficient books for the registration of the ownership, transfer or exchange of the Bonds, which books shall be available for inspection by the Authority, the Company and the Trustee at reasonable hours and under reasonable conditions; and upon presentation for such purpose the Trustee shall, under such reasonable regulations as it may prescribe, register the ownership, transfer or exchange of the Bonds in such books as hereinabove provided. The ownership of any Bonds may be proved by the books required to be kept by the Trustee pursuant to the provisions of this Section.

Section 3.08. Temporary Bonds. The Bonds may be initially delivered in temporary form exchangeable for definitive Bonds when ready for delivery, which temporary Bonds shall be printed, lithographed or typewritten, shall be of such denominations as may be determined by the Trustee, shall be in fully registered form and shall contain such reference to any of the provisions hereof as may be appropriate. Every temporary Bond shall be authenticated and delivered by the Trustee upon the same conditions and terms and in substantially the same manner as definitive Bonds. If the Trustee authenticates and delivers temporary Bonds, the Authority will prepare and execute and the Trustee will authenticate definitive Bonds without delay, and in that case upon demand of the holder of any temporary Bonds such definitive Bonds shall be exchanged without cost to such Bondholder for temporary Bonds at the office of the Trustee upon surrender of such temporary Bonds, and until so exchanged such temporary Bonds shall be entitled to the same benefit, protection and security hereunder as the definitive Bonds executed and delivered hereunder. All temporary Bonds surrendered pursuant to the provisions of this Section shall be canceled by the Trustee, shall not be redelivered and shall be disposed of as provided in Section 3.10.

Section 3.09. Bond Mutilated, Destroyed, Lost or Stolen. If any Bond shall become mutilated, the Trustee shall authenticate and deliver a new Bond of like tenor and of the same Maturity Date in lieu of the mutilated Bond, but only upon surrender to the Trustee of the mutilated Bond, and every mutilated Bond surrendered to the Trustee shall be canceled by it and shall not be redelivered and shall be disposed of as provided in Section 3.10. If any Bond shall be destroyed, lost or stolen, evidence of such destruction, loss or theft may be submitted to the Trustee and if such evidence is satisfactory to the Trustee, and the Trustee and the Authority receive indemnity satisfactory to them, the Trustee shall authenticate and deliver a new Bond of like tenor and of the same Maturity Date in substitution for the destroyed, lost or stolen Bond. The Trustee may require payment of a sum not exceeding the actual cost of preparing each new Bond authenticated and delivered by it under this Section and of the expenses which may be incurred by it under this Section. Any replacement Bond authenticated and delivered under the provisions of this Section in lieu of or in substitution for any mutilated, destroyed, lost or stolen Bond shall be equally and proportionately entitled to the benefit, protection and security hereof with all other Bonds executed and delivered hereunder, to the same extent as the mutilated, destroyed, lost or stolen Bond replaced; and neither the Trustee nor the Authority shall be required to treat both the original Bond and any replacement Bond as being outstanding for the purpose of determining the principal amount of Bonds which may be authenticated and delivered hereunder or for the purpose of determining any percentage of Bonds outstanding hereunder, but both the original and the replacement Bond shall be treated as one and the same. Notwithstanding any other provision of this Section, rather than authenticating and delivering a new Bond for a mutilated, destroyed, lost or stolen Bond which has been called for redemption, the Trustee may make payment of the principal of such mutilated, destroyed, lost or stolen Bond directly to the holder thereof under such regulations as the Trustee may prescribe.

Section 3.10. Safekeeping and Cancellation of Bonds. Any Bond surrendered pursuant to this Article for the purpose of payment or retirement, or for exchange, replacement or transfer, shall be canceled upon presentation and surrender thereof to the Trustee.

The Company on behalf of the Authority, may deliver at any time to the Trustee for cancellation any outstanding Bonds previously authenticated and delivered hereunder, which the Authority or the Company may have acquired in any manner whatsoever. All Bonds so delivered shall be canceled promptly by the Trustee. Certification of the surrender and cancellation shall be made by the Trustee to the Authority and the Company upon the request of either therefor. Such canceled Bonds shall be disposed of by the Trustee in accordance with its customary procedures.

Section 3.11. Special Agreement with Bondholders. Notwithstanding any provision of this Agreement or of any Bond to the contrary, with the approval of the Company, the Trustee may enter into an agreement with any holder of at least $1,000,000 aggregate principal amount of Bonds providing for making all payments to that holder on that Bond or any part thereof (other than any payment of the entire unpaid principal amount thereof) at a place and in a manner other than as provided in this Agreement and in the Bond, without presentation or surrender of the Bond, upon any conditions which shall be satisfactory to the Trustee and the Company; provided, that payment in any event shall be made to the person in whose name a Bond shall be registered on the books required to be kept by the Trustee pursuant to the provisions of Section 3.07, with respect to payment of principal and premium, on the date such principal and premium is due, and, with respect to the payment of interest, as of the applicable Record Date.

Section 3.12. CUSIP Numbers. The Authority in issuing the Bonds may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Bondholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers of which the Company has written notice.

ARTICLE IV

REDEMPTION, MANDATORY TENDER AND REMARKETING

Section 4.01. Redemption.

(a) Special Mandatory Redemption Upon Taxability. If, as a result of the failure of the Company to observe any covenant, agreement or representation in this Agreement or any related agreement or certificate of the Company relating to federal tax compliance, a court of competent jurisdiction or any administrative agency finally determines (such determination not to be considered final unless the Authority has been given written notice and, if, in consultation with the Company, the Authority determines to contest, at the Company’s expense, either directly or in the name of any holder of a Bond, any such determination, until the conclusion of any appellate review if sought by the Authority in consultation with the Company and at the Company’s expense) that the interest payable on any Bond is includable for federal income tax purposes in the gross income, as defined in Section 61 of the Code, of any Bondholder (other than a “substantial user” of the Project or a “related person,” as defined in the Code), the Bonds shall be subject to special mandatory redemption prior to maturity, as a whole, or in part if such partial redemption will preserve the exclusion from gross income for federal income tax purposes of interest on the remaining Bonds outstanding (and if in part, to be selected by the Trustee or by the Securities Depository, as applicable, by lot or in any other customary manner as determined by the Trustee or by the Securities Depository, as applicable) at a Redemption

Price equal to the principal amount thereof, plus interest accrued to the Redemption Date, without premium. The Company will give notice to the Authority and the Trustee in writing of the amount of Bonds to be redeemed and of the date selected for such redemption not later than 90 days after the date of such final determination, such Redemption Date to be not more than 180 days after the date of such final determination.

(b) Extraordinary Optional Redemption. The Bonds are subject to redemption prior to maturity at the option of the Company, by notice to the Trustee and the Authority, in whole, at any time, at a Redemption Price equal to the principal amount of the outstanding Bonds, plus accrued interest thereon to the date of redemption, without premium, on any date selected by the Company, but not less than 45 days after nor more than 180 days after the Company shall have given notice of its exercise of the right to make such prepayment. The Company may exercise its right to cause the Bonds to be redeemed at its option, if:

(1) In the opinion of the Company, the continued operation by the Company of the Project Unit is impracticable, uneconomical or undesirable due to (A) the imposition of taxes or other liabilities or burdens not being imposed as of the date of the Bonds, (B) changes in technology or in the economic availability of raw materials or operating supplies or equipment or (C) destruction of or damage to all or a substantial portion of the Project Unit; provided, however, that the Company may not exercise its right to redeem the Bonds for reasons described in this clause (1) if any portion of the Redemption Price is to be paid from the proceeds of tax-exempt bonds;

(2) The Project Unit shall have been condemned or taken by eminent domain;

(3) The operation by the Company of the Project Unit shall have been enjoined and the Company shall have been prevented from carrying on normal operations at the Project Unit for a period of six months or more; or

(4) In the event the First Mortgage Bonds have been issued, all or substantially all the mortgaged and pledged property constituting bondable property (as defined in the First Mortgage) which at the time shall be subject to the lien of the First Mortgage as a first lien shall be released from the lien of the First Mortgage pursuant to the provisions thereof, and available moneys in the hands of the trustee or trustees at the time serving as such under the First Mortgage, including any moneys deposited by the Company available for the purpose, are sufficient to redeem all the First Mortgage Bonds of all series issued pursuant to the First Mortgage at the redemption prices (together with accrued interest to the date of redemption) specified therein applicable to the redemption thereof upon the happening of such event.

For purposes of clause (1) of this Section 4.01(b), the “opinion of the Company” shall be expressed to the Authority and the Trustee by delivery of a certified copy of a resolution of the Board of Directors of the Company or the Executive Committee thereof stating that it is the opinion of said Board of Directors or Executive Committee that the circumstances, situations or conditions described in subclause (A), (B) or (C) of such clause (1) exist to the extent required for the Company to exercise the option provided.

(c) Optional Redemption. The Bonds shall be subject to redemption at the option of the Company as provided under “Optional Redemption During Term Interest Rate Period” or “Optional Redemption During Daily or Weekly Rate Period” in paragraph 9 of the form of the Bonds. The Company will notify the Trustee in writing of such redemption at least 15 days before the date on which the Trustee is required to deliver notice of redemption to the Bondholders.

Section 4.02. Optional Redemption Dates. The Redemption Date of Bonds to be redeemed pursuant to any optional redemption provision in this Agreement and the Bonds will be a date permitted by the Bonds and specified by the Company in the notice delivered pursuant to Section 4.04.

Section 4.03. Selection of Bonds to Be Redeemed. Except as provided in the Bonds, if fewer than all the Bonds are to be redeemed, the Trustee will select the Bonds to be redeemed by lot, except that the Trustee will first select any Bonds owned by the Company or any of its nominees or held by the Trustee for the account of the Company or any of its nominees. The Trustee will make the selection from Bonds not previously called for redemption. For this purpose, the Trustee will consider each Bond in a denomination larger than the minimum denomination permitted by the Bonds at the time to be separate Bonds each in the minimum denomination. Provisions of this Agreement that apply to Bonds called for redemption also apply to portions of Bonds called for redemption.

Section 4.04. Redemption Notices.

(a) Official Notice of Redemption. The Trustee will give notice of each redemption as provided in the Bonds and will at the same time give a copy of the notice to the Remarketing Agent. The notice shall identify the Bonds to be redeemed (including CUSIP numbers) and shall state (1) the Redemption Date (and, if the Bonds provide that accrued interest will not be paid on the Redemption Date, the date it will be paid), (2) the Redemption Price, (3) that the Bonds called for redemption must be surrendered to collect the Redemption Price, (4) the address at which the Bonds must be surrendered and (5) that interest on the Bonds called for redemption ceases to accrue on the Redemption Date.

With respect to an optional redemption of any Bonds under “Optional Redemption During Term Interest Rate Period,” “Extraordinary Optional Redemption” or “Optional Redemption During Daily or Weekly Rate Period” in paragraph 9 of the form of the Bonds, unless moneys sufficient to pay the principal of, premium, if any, and interest on the Bonds to be redeemed shall have been received by the Trustee prior to the giving of such notice of redemption, such notice may state that said redemption shall be conditional upon the receipt of such moneys by the Trustee on or prior to the date fixed for redemption. If such moneys are not received, such notice shall be of no force and effect, such Bonds shall not be redeemed, the Redemption Price shall not be due and payable and the Trustee shall give notice, in the same manner in which the notice of redemption was given, that such moneys were not so received and that such Bonds will not be redeemed.

Failure to give any required notice of redemption as to any particular Bonds or any defect therein will not affect the validity of the call for redemption of any Bonds in respect of which no such failure or defect has occurred. Any notice mailed as provided in the Bonds shall be effective when sent and will be conclusively presumed to have been given whether or not actually received by any holder.

(b) Additional Notice of Redemption. In addition to the redemption notice required above, further notice (the “Additional Redemption Notice”) shall be given by the Trustee as set out below. No defect in the Additional Redemption Notice nor any failure to give all or any portion of the Additional Redemption Notice shall in any manner defeat the effectiveness of a call for redemption if notice is given as prescribed in paragraph (a) above.

(1) Each Additional Redemption Notice shall contain the information required in paragraph (a) above for an official notice of redemption plus (i) the CUSIP numbers of all Bonds being redeemed; (ii) the date of the Bonds as originally issued; (iii) the Determination Method for, or the rate of interest borne by, each Bond being redeemed; (iv) the Maturity Date of each Bond being redeemed; and (v) any other descriptive information needed to identify accurately the Bonds being redeemed.

(2) Each Additional Redemption Notice shall be sent at least 30 days before the Redemption Date by registered or certified mail or overnight delivery service (or by such other means as the Trustee may have established with the Securities Depository or any information service) to all registered securities depositories then in the business of holding substantial amounts of obligations similar to the Bonds (such depository now being The Depository Trust Company of New York, New York) and to one or more national information services that disseminate notices of redemption of obligations such as the Bonds.

The information required in any redemption notice (including an Additional Redemption Notice) pursuant to this Section and the information required in any notice of tender (including an Additional Tender Notice, as hereinafter defined) may be combined in a single notice if it is sent to Bondholders in the manner and at the time specified under “Notice of Redemption” in paragraph 9 of the form of the Bonds.

Any redemption notice may state that no representation is made as to the correctness of “CUSIP” numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such numbers.

Upon surrender to the Trustee, Bonds called for redemption shall be paid as provided in this Article at the Redemption Price (including premium, if any) stated in the notice, plus interest accrued to the Redemption Date, or at a Purchase Price as provided in the form of Bond. Bonds called for redemption and purchased pursuant to a tender before the Redemption Date will not be redeemed but will be dealt with as provided below in this Article.

Section 4.05. Bonds Redeemed in Part. Subject to ARTICLE VI, upon surrender of a Bond redeemed in part, the Trustee will authenticate for the holder a new Bond or Bonds in authorized denominations equal in principal amount to the unredeemed portion of the Bond surrendered.

Section 4.06. Mandatory Tender.

(a) Mandatory Tender of Bonds. The Bonds are subject to mandatory tender as provided in paragraph 7 of the form of the Bonds.

(b) Notice to Bondholders of Change in Interest Rate Determination Method. When a change in the Determination Method is to be made or upon commencement of a new Term Interest Rate Period, the Trustee will, upon notice from the Company pursuant to Section 3.02(b), notify the Bondholders by first class mail at least 15 days before the effective date of the change or the commencement of a new Term Interest Rate Period, except that (i) such notice shall be given at least 30 days prior to the effective date if a Term Interest Rate Period longer than six months is in effect and the effective date is before the end of the Term Interest Rate Period, (ii) no notice shall be given with respect to a tender under “Mandatory Tender at Beginning of a New Term Interest Rate Period” in paragraph 7 of the form of the Bonds involving no change in the Term Interest Rate Period, and (iii) no notice shall be given with respect to a tender under “Mandatory Tender on Each Interest Payment Date During Commercial Paper Mode” in paragraph 7 of the form of the Bonds. The notice shall be effective when sent and shall state:

(1) the purchase date;

(2) the Purchase Price;

(3) that the Bonds to be tendered must be surrendered to collect the Purchase Price;

(4) the address at which or the manner in which the Bonds must be surrendered;

(5) that interest on the Bonds to be tendered ceases to accrue to such holder on the purchase date and such holder will be entitled only to the Purchase Price on the purchase date;

(6) that the interest rate Determination Method will be changed;

(7) the proposed effective date of the new rate;

(8) that a mandatory tender will result on the effective date of the change as provided in the Bonds; and

(9) any conditions precedent to such change and that, if such conditions are not satisfied, the Bonds will continue to bear interest in accordance with the then current method.

Failure to give any required notice of tender as to any particular Bonds or any defect therein will not affect the validity of the tender of any Bonds in respect of which no such failure or defect has occurred. Any notice mailed as provided in the Bonds shall be effective when sent and will be conclusively presumed to have been given whether or not actually received by any holder.

(c) Additional Notice of Tender. In addition to the tender notice required above, further notice (the “Additional Tender Notice”) shall be given by the Trustee as set out below. No defect in the Additional Tender Notice nor any failure to give all or any portion of the Additional Tender Notice shall in any manner defeat the effectiveness of a tender notice if notice is given as prescribed in paragraph (b) above.

(1) Each Additional Tender Notice shall contain the information required in paragraph (c) above for an official notice of tender plus (i) the CUSIP numbers of all Bonds being tendered; (ii) the date of the Bonds as originally issued; (iii) the Maturity Date of each Bond being purchased; and (iv) any other descriptive information needed to identify accurately the Bonds being purchased.

(2) Each Additional Tender Notice shall be sent at least 15 days before the purchase date by registered or certified mail or overnight delivery service (or by such other means as the Trustee may have established with the Securities Depository or any information service) to all registered securities depositories then in the business of holding substantial amounts of obligations similar to the Bonds (such depository now being The Depository Trust Company of New York, New York) and to one or more national information services that disseminate notices of purchase of obligations such as the Bonds.

The information required in any tender notice (including an Additional Tender Notice) pursuant to this Section and the information required in any redemption notice (including an Additional Redemption Notice) may be combined in a single notice if it is sent to Bondholders in the manner and at the time specified under “Notice of Tender” in paragraph 7 of the form of the Bonds.

Section 4.07. Source of Funds for Purchase of Bonds. Funds for the payment of the Purchase Price of tendered Bonds shall be derived solely from the following sources in the order of priority indicated and neither the Trustee nor the Remarketing Agent shall be obligated to provide funds from any other source:

(a) proceeds of the remarketing of Bonds to persons other than the Company, the affiliates of the Company and the Authority and furnished immediately to the Trustee by the Remarketing Agent and deposited directly into and held continuously in, the Remarketing Proceeds Account; and

(b) money provided by the Company or otherwise available for the payment of the Purchase Price, and proceeds from the investment thereof.

The Company’s failure to provide funds for the purchase of Bonds when required by Section 4.06, this Section or the provisions of the Bonds shall constitute an Event of Default under Section 10.01(c)

Section 4.08. Delivery of Bonds. On each tender date, the Bonds shall be delivered as follows:

(a) Bonds purchased by the Trustee with moneys described in Section 4.07(a) shall be delivered by the Remarketing Agent to the purchasers of those Bonds by 3:00 p.m., New York City time; and

(b) Bonds purchased by the Trustee with moneys described in Section 4.07(b) (the “Company-Held Bonds”) shall be, at the direction of the Company, either (i) delivered to and registered in the name of the Company on or before 3:00 p.m., New York City time, or (ii) delivered to or held by the Trustee for the account of the Company.

Section 4.09. No Purchase or Sale after Event of Default. Anything in this Agreement to the contrary notwithstanding, if there shall have occurred and be continuing an Event of Default under this Agreement, the Remarketing Agent shall not remarket any Bonds.

Section 4.10. Purchase Fund. There is hereby established and there shall be maintained with the Trustee a separate fund to be known as the “Purchase Fund”. The Trustee shall further establish separate accounts within the Purchase Fund to be known as the “Remarketing Proceeds Account” and the “Company Purchase Account.”

(a) Remarketing Proceeds Account. Upon receipt from the Remarketing Agent of the proceeds of a remarketing of Bonds on a purchase date, the Trustee shall directly deposit such proceeds, and shall deposit only such proceeds, in the Remarketing Proceeds Account for application to the Purchase Price of the Bonds. Neither the Authority nor the Company shall have any interest in the Remarketing Proceeds Account.

(b) Company Purchase Account. Upon receipt of funds provided to the Trustee by the Company pursuant to Section 5.05(c), the Trustee shall directly deposit such money, and shall deposit only such money, in the Company Purchase Account for application to the Purchase Price of the Bonds. Neither the Authority nor the Company shall have any interest in the Company Purchase Account.

(c) Investment. Amounts held in the Remarketing Proceeds Account and the Company Purchase Account by the Trustee shall be held uninvested.

Section 4.11. Disposition of Purchased Bonds.

(a) Bonds to Be Remarketed. Bonds purchased pursuant to tenders as provided in the form of Bonds or as provided in Section 4.06 will be offered for sale by the Remarketing Agent as provided in this Section except as follows:

(1) Bonds required to be tendered or redeemed, which are tendered between the date notice of mandatory tender or redemption is given and the mandatory tender date or Redemption Date, may be remarketed before the mandatory tender date or Redemption Date only if the buyer receives a copy of the mandatory tender notice or the redemption notice, as the case may be, from the Remarketing Agent; and

(2) Bonds will not be offered for sale under this Section during the continuance of an Event of Default under Section 10.01 of this Agreement.

(b) Remarketing Effort. Except to the extent the Company directs the Remarketing Agent not to do so, the Remarketing Agent will offer for sale and use reasonable efforts to sell all Bonds to be sold as provided in paragraph (a) above and, when directed by the Company, any Company-Held Bonds. The sale price of each Bond must be equal to the principal amount of each Bond plus accrued interest, if any, to the purchase date. The Company may direct the Remarketing Agent from time to time to cease and to resume sales efforts with respect to some of or all the Bonds. The Remarketing Agent may buy as principal any Bonds to be offered under this Section 4.11.

(c) Notices in Respect of Tenders. When the Trustee receives a notice from a Bondholder (or a Beneficial Owner through its direct Participant) as specified in paragraph 6 of the form of the Bond for the Bondholder (or a Beneficial Owner through its direct Participant) that Bonds are being tendered, the Trustee will promptly notify the Remarketing Agent and the Company by facsimile transmission or telephone, promptly confirmed in writing, of the receipt of such notice, but in no event later than the following times:

(1) when the Bonds bear interest at a Daily Rate, no later than 11:15 a.m. (New York City time) on the same Business Day; and

(2) when the Bonds bear interest at a Weekly Rate, no later than 11:15 a.m. (New York City time) on the Business Day next succeeding receipt of such notice.

(d) Delivery of Remarketed Bonds.

(1) Except when the Book-Entry System is in effect, the Trustee shall hold all Bonds delivered pursuant to this Section 4.11 in trust for the benefit of the owners thereof until moneys representing the Purchase Price of such Bonds shall have been delivered to or for the account of or to the order of such Bondholders, and thereafter, if such Bonds are remarketed, shall deliver replacement Bonds, prepared by the Trustee in accordance with the directions of the Remarketing Agent and authenticated by the Trustee, for any Bonds purchased in accordance with the written directions of the Remarketing Agent, to the Remarketing Agent for delivery to the purchasers thereof.

(2) The Remarketing Agent shall advise the Trustee and the Company in writing or by facsimile transmission of (A) the principal amount of Bonds which have been remarketed and that the proceeds of such remarketing have been received by the Remarketing Agent, and, (B) the denominations and registration instructions (including taxpayer identification numbers), in each case, in accordance with the following schedule (all times of which are New York City time):

CURRENT METHOD OF INTEREST RATE DETERMINATION OR, IN CONNECTION WITH A CHANGE IN SUCH METHOD, THE NEW METHOD OF INTEREST RATE DETERMINATION	TIME BY WHICH INFORMATION TO BE FURNISHED TO TRUSTEE

Commercial Paper Period	12:15 p.m. on the purchase date

Daily Rate Period	11:45 a.m. on the purchase date

Weekly Rate Period	11:45 a.m. on the purchase date

Term Interest Rate Period	12:15 p.m. on the purchase date

(3) The terms of any sale by the Remarketing Agent shall provide for the authorization of the payment of the Purchase Price by the Remarketing Agent to the Trustee in exchange for Bonds registered in the name of the new Bondholder which shall be delivered by the Trustee to the Remarketing Agent at or before 2:00 p.m. (12:00 p.m. if the Bonds are not in a Book-Entry System) (New York City time) on the purchase date if the Purchase Price has been received from the Remarketing Agent by the time set forth in Section 4.11(e) on the purchase date.

(e) Delivery of Proceeds of Sale. The Remarketing Agent shall deliver directly to the Trustee an amount equal to the principal amount thereof plus accrued interest, if any, of the Bonds which the Remarketing Agent has advised the Trustee have been remarketed pursuant to Section 4.11(d)(2) no later than 1:30 p.m. (New York City time) on the purchase date.

Section 4.12. Purchase of Bonds in Lieu of Redemption. When Bonds are called for redemption pursuant to “Optional Redemption During Term Interest Rate Period” or “Optional Redemption During Daily or Weekly Rate Period” as provided under paragraph 9 in the form of Bond, the Company may purchase some or all of the Bonds called for redemption if it (or the Remarketing Agent) gives written notice to the Trustee and the Remarketing Agent not later than the day before the Redemption Date that it wishes to purchase the principal amount of Bonds specified in the notice, at a Purchase Price equal to the Redemption Price. On the date specified as the Redemption Date, the Trustee will be furnished sufficient remarketing proceeds (or other funds provided by the Company as provided in Section 4.07(b) hereof) in sufficient time for the Trustee to make the purchase on the Redemption Date. Any such purchase of Bonds by the Company shall not be deemed to be a payment or redemption of the Bonds or any portion thereof and such purchase shall not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

ARTICLE V

FUNDS AND ACCOUNTS

Section 5.01. Application of Proceeds. The proceeds received from the sale of the Bonds shall be applied as follows:

(a) any proceeds representing accrued interest on the Bonds will be deposited into the Bond Fund; and

(b) all other proceeds will be deposited into the Refunding Fund.

Section 5.02. Bond Fund. There is hereby established and created a fund to be designated “Polk County Industrial Development Authority Solid Waste Disposal Facility Revenue Refunding Bonds (Tampa Electric Company Project) Series 2010 Bond Fund.” The Trustee shall further establish separate accounts within the Bond Fund to be known as the “Interest Account,” the “Principal Account” and the “Redemption Account.”

The Bond Fund and the moneys and Permitted Investments therein shall be used solely and exclusively for the payment of Bond Service Charges as they become due at stated maturity, by redemption, or by acceleration, all as provided herein.

Bond Service Charges shall be payable, as they become due, (i) in the first instance from the payments to be made by the Company to the Trustee pursuant to Section 5.05(a) and to be deposited in the Bond Fund, (ii) if those payments are not made or if moneys then on deposit in the Bond Fund and available for that purpose are not sufficient to pay the Bond Service Charges, from other Revenues to the extent then available, and (iii) from any other source lawfully available to the Trustee.

Except where moneys have been deposited with or paid to the Trustee pursuant to an instrument restricting their application to particular Bonds, all moneys required or permitted to be deposited with or paid to the Trustee under any provision of this Agreement, and any investments thereof, shall be held by the Trustee in trust. Except for (i) moneys deposited with or paid to the Trustee for the redemption of Bonds, notice of the redemption of which shall have been duly given, and (ii) moneys held by the Trustee pursuant to Section 13.03, all moneys described in the preceding sentence held by the Trustee shall be subject to the lien hereof while so held.

The Trustee shall apply money contained in the accounts described below at the following respective times in the manner hereinafter provided, which accounts the Trustee hereby agrees to establish and maintain within the Bond Fund so long as this Agreement is not discharged in accordance with ARTICLE XIII and each such account shall constitute a trust fund for the benefit of the holders of the Bonds, and the money in each such account shall be disbursed only for the purposes and uses hereinafter authorized.

(a) Interest Account. The Trustee, on each Interest Payment Date, shall withdraw and apply from moneys on deposit in the Interest Account an amount which shall be sufficient to pay interest payable on the outstanding Bonds on such Interest Payment Date.

(b) Principal Account. The Trustee, on each Principal Payment Date, shall withdraw and apply from moneys on deposit in the Principal Account, an amount equal to the principal becoming due on Bonds on such Principal Payment Date (other than a Redemption Date). Money in the Principal Account shall be used and withdrawn by the Trustee on each Principal Payment Date solely for the payment of the principal of outstanding Bonds.

(c) Redemption Account. The Trustee, on or before each Redemption Date, shall withdraw and apply from moneys on deposit in the Redemption Account amounts required to pay the principal of and premium, if any, and accrued interest on Bonds to be redeemed prior to their stated maturity. Money in the Redemption Account shall be used and withdrawn by the Trustee on each Redemption Date solely for the payment of the principal of and premium, if any, and accrued interest on outstanding Bonds upon the redemption thereof prior to their stated maturity.

Section 5.03. First Mortgage Bond Fund. There is hereby established and created a fund to be designated “Polk County Industrial Development Authority Solid Waste Disposal Facility Revenue Refunding Bonds (Tampa Electric Company Project) Series 2010 First Mortgage Bond Fund.” The First Mortgage Bond Fund will be opened upon issuance of the First Mortgage Bonds, if any, pursuant to Section 2.02. There shall be deposited to the credit of the First Mortgage Bond Fund all payments, if any, made on the First Mortgage Bonds, if any. The moneys in the First Mortgage Bond Fund shall be held by the Trustee in trust and applied to the amounts which the Company may be required to pay to the Trustee for deposit in the Bond Fund and, pending such application, shall be subject to a lien and charge in favor of the Bondholders.

Section 5.04. Payment of Bonds. The Trustee will make payments of Purchase Price of, principal of, premium, if any, and interest on the Bonds from moneys available to the Trustee under Section 4.07, Section 4.10 and Section 5.02.

All moneys received as proceeds of remarketing the Bonds under Section 4.11 shall be held segregated by the Trustee in the Remarketing Proceeds Account, a separate and segregated trust account, as provided in Section 4.10. To the extent that the payment of principal or interest on the Bonds is made from moneys as described in this Section, such payment shall also satisfy and discharge any payment obligation of the Company under this Agreement and the Trustee shall promptly notify the Company in writing if such payment requirement has not been satisfied. If any Bond is redeemed prior to maturity or if the Company surrenders any Bond to the Trustee for cancellation, the Trustee shall cancel such Bond.

Section 5.05. Payments by the Company.

(a) Debt Service.

(1) Not later than the opening of business on the Business Day on which a payment of principal or interest is due, the Company shall pay or cause to be paid to the Trustee for deposit in the Bond Fund an amount available on such payment date equal to such payment less the amount, if any, in the Bond Fund and available therefor.

(2) The payments to be made under the foregoing subsection shall be appropriately adjusted to reflect the date of issue of Bonds, accrued interest deposited in the

Bond Fund, if any, and any purchase or redemption of Bonds so that there will be available on each payment date in the Bond Fund the amount necessary to pay the interest and principal due or coming due on the Bonds and so that accrued interest will be applied to the installments of interest to which it is applicable.

(3) At any time when any principal of the Bonds is overdue, the Company shall also have a continuing obligation to pay to the Trustee for deposit in the Bond Fund an amount equal to interest on the overdue principal at the Maximum Rate, but the installment payments required under this Section shall not otherwise bear interest. Premiums, if any, shall not bear interest.

(4) Payments by the Company to the Trustee for deposit in the Bond Fund under this Agreement shall discharge the obligation of the Company to the extent of such payments; provided, that if any moneys are invested in accordance with this Agreement and a loss results therefrom so that there are insufficient funds to pay principal and interest on the Bonds when due, the Company shall supply the deficiency.

(b) Additional Payments.

(1) Within thirty (30) days after notice from the Authority, the Company shall pay to the Authority all its reasonable costs and expenses (except general administrative expenses or overhead) incurred by the Authority relating to the issuance of the Bonds, and for any continuing duties or obligations of the Authority relating to the Bonds, this Agreement or any other documents executed in connection therewith, including any audit or any modification, amendment or interpretation of this Agreement or the Bonds.

(2) Within thirty (30) days after notice from the Trustee, any paying agent, tender agent or registrar, the Company shall pay to the Trustee, paying agent, tender agent or registrar, as the case may be, its reasonable fees and expenses as set forth in Section 11.02 of this Agreement.

(c) Company’s Purchase of Bonds. Notwithstanding any provision in this Agreement to the contrary, if the amount received by the Trustee for the purchase of Bonds tendered pursuant to Section 4.06(a) not sufficient to pay the Purchase Price of such Bonds on the date when due, the Company shall pay the amount of such deficiency to the Trustee for application in accordance with Section 4.07(b).

Section 5.06. Moneys Held in Trust; Unclaimed Funds. The Trustee shall deposit into the Bond Fund, which shall be a separate and segregated trust account for the benefit of the Bondholders, all moneys received by it for any payment on the Bonds. Money received by the Remarketing Agent or the Trustee from the sale of a Bond under Section 4.11 or for the purchase of a Bond will be held segregated from other funds of the Remarketing Agent or the Trustee in trust for the benefit of the person from whom such Bond was purchased or the person delivering such purchase money, as the case may be, and will not be invested. The Trustee shall promptly, but in no event later than 30 days of their original deposit, apply moneys received from the Company in accordance with this Agreement and as specifically directed in writing by the Company.

Notwithstanding the provisions of the immediately preceding paragraph, any moneys which shall be set aside by the Trustee or deposited with the Trustee and which shall remain unclaimed by the holders of such Bonds for a period of one year after the date on which such Bonds shall have become due and payable shall upon request in writing be paid to the Company, and thereafter the holders of such Bonds shall look only to the Company for payment and then only to the extent of the amount so received without any interest thereon, and the Trustee and the Authority shall have no responsibility with respect to such moneys. In the absence of any such written request, the Trustee shall from time to time deliver such unclaimed funds to or as directed by pertinent escheat authority, as identified by the Trustee in its sole discretion, pursuant to and in accordance with applicable unclaimed property laws, rules or regulations. Any such delivery shall be in accordance with the customary practices and procedures of the Trustee and the escheat authority. All moneys held by the Trustee and subject to this Section shall be held uninvested and without liability for interest thereon. Before making any payment under this Section 5.06, the Trustee shall be entitled to receive at the Company’s expense an Opinion of Counsel to the effect that said payment is permitted under applicable law.

Section 5.07. Refunding Fund; Notice to Redeem Refunded Bonds. (a) There is hereby established and created a fund to be designated “Polk County Industrial Development Authority Solid Waste Disposal Facility Revenue Refunding Bonds (Tampa Electric Company Project) Series 2010 Refunding Fund”. On the date of original issuance of the Bonds, upon receipt of the Bond proceeds the Trustee shall deposit such proceeds into the Refunding Fund in accordance with Section 5.01(b) of this Agreement. Promptly following such deposit, all moneys in the Refunding Fund shall be transferred by the Trustee to the Refunded Bonds Trustee for redemption of the Refunded Bonds in accordance with the Refunded Bonds Agreement.

(b) The Trustee shall cause to be kept and maintained records of receipts and disbursements pertaining to the Refunding Fund.

Section 5.08. Investments. So long as the Bonds are outstanding and there is no default hereunder of which the Trustee is deemed to have knowledge pursuant to Section 11.03, moneys on deposit to the credit of the Funds shall, at the written request of the Company Representative, specifying and directing that such investment of such funds be made, be invested by the Trustee in Permitted Investments having a maturity no later than the date such moneys will be needed. The Trustee is entitled to conclusively rely on said instructions for purposes of this Section. Absent any such instructions, such moneys may remain uninvested.

The Trustee may commingle any of the money held by it hereunder. The Trustee may present for redemption or sell any such deposit or investment whenever it shall be necessary in order to provide money to meet any payment of the money so deposited or invested. The Trustee shall not be liable or responsible for any losses, fees, taxes or other charges resulting from any such deposit or investment presented for redemption or sold.

Any interest or profits on deposits and investments in the Bond Fund received by the Trustee shall be retained therein.

The Trustee shall have no responsibility for determining whether any investment is a legally permitted investment of the Authority or the Company, and the Trustee shall be fully protected in relying upon instructions received in accordance with this Section.

ARTICLE VI

BOOK-ENTRY SYSTEM

Section 6.01. Book-Entry System. The Bonds shall be initially issued in the name of Cede & Co., as nominee for The Depository Trust Company as the initial Securities Depository and registered owner of such Bonds, and held in the custody of the Securities Depository. A single certificate will be issued and delivered to the Securities Depository, or a custodian thereof, for the Bonds. The Beneficial Owners will not receive physical delivery of Bond certificates except as provided herein. For so long as the Securities Depository shall continue to serve as securities depository for such Bonds as provided herein, all transfers of beneficial ownership interests will be made by book-entry only on the records of the Securities Depository, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of such Bonds is to receive, hold or deliver any Bond certificate. The Authority, the Company and the Trustee will recognize the Securities Depository or its nominee as the Bondholder of such Bonds for all purposes, including payment, notices and voting.

The Authority and the Trustee covenant and agree, so long as The Depository Trust Company shall continue to serve as Securities Depository for the Bonds, to meet the requirements of The Depository Trust Company with respect to required notices and other provisions of any Letter of Representations executed with respect to, or any Blanket Letter of Representations applicable to, the Bonds.

The Authority, the Trustee, the Company and the Remarketing Agent may conclusively rely upon (i) a certificate of the Securities Depository as to the identity of the Participants in the Book-Entry-System and (ii) a certificate of any such Participant as to the identity of, and the respective principal amount of Bonds beneficially owned by, the Beneficial Owners.

Whenever, during the term of the Bonds, the beneficial ownership thereof is determined by a book-entry at the Securities Depository, the requirements in this Agreement of holding, delivering or transferring Bonds shall be deemed modified to require the appropriate person to meet the requirements of the Securities Depository as to registering or registering the transfer of the book-entry to produce the same effect. Any provision hereof permitting or requiring delivery of Bonds shall, while the Bonds are in a Book-Entry System, be satisfied by the notation on the books of the Securities Depository in accordance with applicable law.

The Trustee and the Authority, at the direction and expense of the Company and with the consent of the Remarketing Agent, may from time to time appoint a successor Securities Depository and enter into an agreement with such successor Securities Depository to establish procedures with respect to the Bonds consistent with current industry practice. Any successor Securities Depository shall be a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended.

None of the Authority, the Company, the Trustee nor the Remarketing Agent will have any responsibility or obligation to any Securities Depository, any Participants in the Book-Entry System or the Beneficial Owners with respect to (i) the accuracy of any records maintained by the Securities Depository or any Participant; (ii) the payment by the Securities Depository or by any Participant of any amount due to any Beneficial Owner in respect of the principal amount or redemption or Purchase Price of, or interest on, any Bonds; (iii) the delivery of any notice by the Securities Depository or any Participant; (iv) the selection of the Beneficial Owners to receive payment in the event of any partial redemption of the Bonds; or (v) any other action taken by the Securities Depository or any Participant.

Bond certificates are required to be delivered to and registered in the name of the Beneficial Owner if the Securities Depository determines to discontinue providing its service with respect to the Bonds and no successor Securities Depository is appointed as described above. Such a determination may be made at any time by giving 30 days’ notice to the Authority, the Company, the Remarketing Agent and the Trustee and discharging its responsibilities with respect thereto under applicable law.

The Trustee is hereby authorized to make such changes to the form of bond attached hereto as Exhibit B which are necessary or appropriate to reflect that the Book-Entry System is not in effect, that a successor Securities Depository has been appointed or that an additional or co-paying agent or tender agent has been designated pursuant to Section 11.14.

If at any time, the Securities Depository ceases to hold the Bonds, all references herein to the Securities Depository shall be of no further force or effect.

Section 6.02. Book-Entry Tenders.

(a) Notwithstanding any provision of this Agreement to the contrary, all tenders for purchase during any period in which the Bonds are registered in the name of Cede & Co. (or the nominee of any successor Securities Depository) shall be subject to the terms and conditions set forth in the letter of representation to DTC and to the procedures and requirements of DTC (or any successor Securities Depository) then in effect. For so long as the Bonds are registered in the name of Cede & Co., as nominee for DTC, the tender option rights of holders of Bonds with respect to optional tenders may be exercised only by DTC by giving notice of its election to tender Bonds or portions thereof at the times and in the manner described above. Beneficial Owners will not have any rights to tender Bonds directly to the Trustee or any other tender agent appointed pursuant to Section 11.14 (the “Tender Agent”). Procedures under which a Beneficial Owner may direct a direct Participant of DTC, or an indirect Participant of DTC acting through a direct Participant of DTC, to exercise a tender option right in respect of Bonds or portions thereof in an amount equal to all or a portion of such Beneficial Owner’s beneficial ownership interest therein shall be governed by standing instructions and customary practices determined by such direct Participant or indirect Participant. For so long as the Bonds are registered in the name of Cede & Co., as nominee for DTC, delivery of Bonds required to be tendered for purchase shall be effected by the transfer on the applicable purchase date of a book entry credit to the account of the Tender Agent of a beneficial interest in such Bonds.

(b) Notwithstanding anything expressed or implied herein to the contrary, so long as the Book Entry System for the Bonds is maintained by the Authority:

(1) there shall be no requirement of physical delivery or wire to or by the Tender Agent, the Remarketing Agent or the Trustee of:

(i) any Bonds subject to mandatory or optional purchase as a condition to the payment of the Purchase Price therefor;

(ii) any Bonds that have become Company-Held bonds; or

(iii) any remarketing proceeds of such Bonds or Company-Held Bonds; and

(2) except as provided in (3) and (4) below, none of the Trustee, the Remarketing Agent, the Tender Agent or any paying agent shall have any responsibility for paying the Purchase Price of any tendered Bond or for remitting remarketing proceeds to any person; and

(3) the Remarketing Agent’s sole responsibilities in connection with the purchase and remarketing of a tendered Bond shall be to:

(i) remarket, pursuant to the terms of this Agreement, the Bonds (such Bonds, “Tendered Bonds”) for which it has been timely notified in accordance with the Indenture that have been tendered to the Tender Agent by the Beneficial Owners thereof;

(ii) notify the requisite parties required under this Agreement by the times required herein of the portion (any such portion, “Unremarketed Bonds”) of the Tendered Bonds that have not been remarketed on or before such time in respect of the related purchase date therefor; and

(iii) purchase, on a delivery versus payment basis, the portion of the Tendered Bonds which have been tendered by Beneficial Owners to the Tender Agent that have been remarketed on or before the related purchase date therefore (any such portion, “Remarketed Bonds”) from the Tender Agent on the applicable purchase date in such manner as required or provided by DTC’s (or any successor Securities Depository’s) procedures and requirements then in effect; and

(4) the Tender Agent’s sole responsibilities in connection with the purchase and remarketing of a tendered Bond shall be to:

(i) (1) in the event the Remarketing Agent notifies the Tender Agent that there are any Unremarketed Bonds, draw upon any available liquidity facility or self-liquidity arrangement which draw or funded amount shall be in an amount equal to the sum of (x) the Purchase Price of such Unremarketed Bonds and (y) if the remarketing proceeds of any of the Remarketed Bonds have not been timely received as described in (ii) below before the time required to draw under the liquidity facility or self liquidity arrangement, the Purchase Price of any such Remarketed Bonds, and (2) to remit the amount so drawn or received upon receipt therefore together with the proceeds from the sale of Remarketed Bonds that were timely received before the relevant drawing time in (ii) below, to or upon the order of the Securities Depository for the benefit of the tendering Beneficial Owners against delivery of the Tendered Bonds;

(ii) sell, on a delivery versus payment basis, the Remarketed Bonds to the Remarketing Agent on the applicable purchase date in such manner as required or provided by DTC’s (or any successor Securities Depository’s) procedures and requirements then in effect;

(iii) act in accordance with the procedures and requirements of DTC then in effect (or those of any successor Securities Depository); and

(iv) remit any proceeds derived from the remarketing of a Company-Held Bond to the Company.

ARTICLE VII

THE PROJECT

Section 7.01. Maintenance and Modifications of Project by Company. Subject to the provisions of Section 7.02, the Company agrees that so long as any Bonds are outstanding it will at its own expense maintain, repair and operate the Project. The Company may make modifications to completed components of the Project. The Company will not make any modification that will result in the Project not being a “project” with in the meaning of the Act.

Section 7.02. Removal of Portions of the Project.

(a) The Company shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary portion of the Project. In any instance where the Company determines that any portion of the Project has become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, the Company may remove such portion from the Project and sell, trade in, exchange or otherwise dispose of such removed portion of the Project without any responsibility or accountability to the Authority, the Trustee or the holders of the Bonds.

(b) The removal of any portion of the Project pursuant to the provisions of this Section shall not entitle the Company to any abatement or diminution of the amounts required to be paid with respect to the Bonds.

Section 7.03. Assignment, Leasing and Sale by the Company. This Agreement may be assigned, and the Project may be leased or sold as a whole or in part, by the Company without the consent of either the Authority or the Trustee, subject, however, except as provided in Section 8.03, to each of the following conditions:

(a) no assignment, lease or sale shall relieve the Company from liability for any of its obligations hereunder, and, in the event of any such assignment, lease or sale, the Company shall continue to remain primarily liable for the payments required to be made pursuant to this Agreement and for the performance and observance of the other agreements on its part herein contained;

(b) the assignee, lessee or buyer shall assume the obligations of the Company hereunder to the extent of the interest assigned, leased or sold, and may assume the Company’s obligations under Article V;

(c) the Company shall, not later than 10 days prior to the delivery thereof, furnish or cause to be furnished to the Authority and to the Trustee a true and complete copy of the form of each such proposed assignment, lease or conveyance, as the case may be; and

(d) the Company shall, not later than the effective date of such assignment or lease, furnish or cause to be furnished to the Authority and the Trustee a Favorable Opinion of Tax Counsel that such assignment or lease will not cause the interest on the Bonds to become includable in gross income for federal income tax purposes.

ARTICLE VIII

THE COMPANY

Section 8.01. Representations by the Company. The Company makes the following representations as of the date of delivery of this Agreement:

(a) The Company is a corporation organized and existing under the laws of the State of Florida and has power to enter into this Agreement;

(b) By proper corporate action, the officers of the Company executing and attesting this Agreement have been duly authorized to execute and deliver this Agreement;

(c) Neither the execution or delivery of this Agreement or the consummation of the transactions contemplated herein (including, without limitation, execution and delivery of the First Mortgage Bonds, if any, nor the fulfillment of or compliance with the terms hereof) will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Company’s Restated Articles of Incorporation, its bylaws or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or by which it is bound;

(d) The facilities comprising the Project constitute a “project” within the meaning of Section 159.44(2) of the Act;

(e) The Company has caused and will cause the acquisition, construction and installation of the Project at the Project Unit, pursuant to the terms and conditions expressed herein, all for the purpose of promoting effective and efficient solid waste disposal throughout the State;

(f) Not less than ninety-five percent (95%) of the “net proceeds” of the Bonds will be used to refinance costs of “solid waste disposal facilities” within the meaning of Section 142(a)(6) of the Code; and

(g) All necessary authorizations, approval, consents and other orders of any governmental authority or agency for the execution and delivery by the Company of this Agreement have been obtained and are in full force and effect.

Section 8.02. Access to the Project. The Authority and its duly authorized agents shall have such rights of access to the Project and the Project Unit as may be reasonably necessary to inspect the Project, but nothing herein shall be construed to provide that the Authority has any duty or obligation to inspect the Project.

Section 8.03. Company May Consolidate, Etc., Only on Certain Terms.

(a) The Company shall not consolidate with or merge into any other Corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Corporation formed by such consolidation into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety (a) shall be, if a Corporation, a Corporation organized and existing under the laws of (i) the United States of America or any State or the District of Columbia or (ii) a foreign jurisdiction which consents to the jurisdiction of the courts of the United States of America or of any State, and (b) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Bonds and the performance of every covenant of this Agreement on the part of the Company to be performed or observed.

(b) Upon any consolidation or merger, or any sale of the property and assets of the Company as, or substantially as, an entirety in accordance with the provisions of this Section 8.03, the Corporation formed by such consolidation or into which the Company shall have been merged or the Person to which such sale shall have been made shall succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto, and thereafter from time to time such Corporation may exercise each and every right and power of the Company under this Agreement, in the name of the Company or in its own name; and any act or proceeding by any provision of this Agreement required or permitted to be done by any board of officer of the Company may be done with like force and effect by the like board or officer of any Corporation that shall at the time be the successor of the Company hereunder.

(c) The Trustee shall receive and may conclusively rely on and shall be protected in relying upon an Opinion of Counsel as conclusive evidence that any such consolidation, merger or sale, and any such assumption of payment and performance complies with the provisions of this Section 8.03.

Section 8.04. Indemnification Covenants.

(a) The Company hereby agrees to indemnify the Authority, the Trustee, any paying agent, tender agent and registrar and each of their respective members, directors, officers, employees, agents and attorneys (collectively, the “Indemnified Persons”) against claims arising out of the construction or operation of the Project and to pay or bond and discharge and indemnify and hold harmless each Indemnified Person from and against (i) any lien or charge upon payments by the Company to or for the account of the Authority hereunder and (ii) any taxes, assessments, impositions and other charges of any federal, state or municipal government or political body in respect of the Project. If any such claim is asserted, or any such lien or charge upon payments, or charges are sought to be imposed, the applicable Indemnified Person shall give prompt notice to the Company, and the Company shall pay the same or bond and assume the defense thereof, with full power to contest, litigate, compromise or settle the same in its reasonable discretion.

(b) The Company shall at all times protect, indemnify and hold each Indemnified Person harmless against any claim or liability arising from this Agreement, the Bond Resolution, the issuance of the Bonds and all transactions pertaining thereto, including but not limited to any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project or to the use thereof, in excess of any insurance proceeds available to the Authority in connection therewith, such indemnification to include reasonable expenses and attorneys’ fees and expenses incurred by any Indemnified Person in connection therewith. Nothing contained herein shall require the Company to indemnify an Indemnified Person for any claim or liability resulting from the willfully wrongful acts or gross negligence of any Indemnified Person. The provisions of this Section shall survive the termination of this Agreement and resignation or removal of any Indemnified Person.

(c) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 10.01(f) or Section 10.01(g), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services of the Trustee are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

Section 8.05. Consent to Assignment of Contract Rights by the Authority. The Company hereby consents to the pledge and assignment by the Authority to the Trustee of (i) all of its rights under this Agreement (except its rights under Section 5.05(b)(1) and Section 10.12 to payment of certain costs and expenses and under Section 8.04 to indemnification) to the Trustee for the benefit of the holders from time to time of the Bonds as security for payment of the principal of and premium, if any, and interest on the Bonds, and (ii) any interest it may have in the First Mortgage Bonds, if any, as additional security for the payment of the principal of and premium, if any, and interest on the Bonds. The Company hereby agrees that by virtue of such pledge and assignment the Trustee may enjoy and enforce all such rights of the Authority hereunder.

Section 8.06. Obligations of Company Hereunder Unconditional.

(a) Until such time as the principal of and premium, if any, and interest on the Bonds shall have been fully paid or deemed to have been paid as provided pursuant to Section 13.01 of this Agreement, to the extent permitted by law, the Company’s obligations under this Agreement shall be absolute and unconditional, free of deductions and without any abatement, offset, recoupment, diminution or set-off whatsoever, and the Company (i) will not suspend or discontinue payment of any amounts required to be paid by it hereunder, (ii) will perform and observe all of its other agreements contained in this Agreement, (iii) will not take or authorize or permit, to the extent such action is within the control of the Company, any action with respect to the Project, the proceeds of the Bonds or any insurance, condemnation or other proceeds derived directly or indirectly in connection with the Project, which the Company knows or should know will result in the loss of the exclusion of interest on the Bonds from federal gross income, and (iv) except as permitted by this Agreement, will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, the occurrence of any act or circumstance that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either of them, any failure of the Authority or the Trustee to perform or observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, or arising out of any indebtedness or liability at any time owing to the Company by the Authority or the Trustee.

(b) Nothing contained in this Section will be construed to release the Authority from the performance of any of the agreements on its part herein contained; and in the event the Authority should fail to perform any such agreement on its part, the Company may institute such action against the Authority as the Company may deem necessary to compel performance of the Authority hereunder so long as such action shall not violate the agreements on the part of the Company contained in Section 8.04 or diminish the amounts required to be paid by the Company under this Agreement. The Company may also, at its own cost and expense and in its own name or in the name of the Authority, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, and in such event the Authority hereby agrees to cooperate fully with the Company and, at the Company’s expense, to take all action necessary to effect the substitution of the Company for the Authority in any action or proceeding if the Company shall so request.

Section 8.07. Arbitrage Bonds. The Company will comply in all respects with the requirements of Section 148 of the Code as it relates to the Bonds. Without limiting the generality of the foregoing, the Company shall pay to the United States any rebate that may be due with respect to the Bonds under Section 148(f) of the Code and any regulations promulgated thereunder.

ARTICLE IX

THE AUTHORITY

Section 9.01. Representations by the Authority. The Authority makes the following representations as of the date of delivery of this Agreement:

(a) The Authority covenants that it is duly authorized under the laws of the State, including particularly and without limitation the Act, to issue the Bonds authorized hereby and to execute this Agreement, to assign the payments and amounts hereby assigned in the manner and to the extent herein set forth and to undertake the transactions contemplated by this Agreement and to carry out its obligations hereunder, and that all action on its part for the issuance of the Bonds and the execution and delivery of this Agreement has been duly and effectively taken; and

(b) By proper action of the Authority, the officers of the Authority executing and attesting this Agreement have been duly authorized to execute and deliver this Agreement.

Section 9.02. No Warranty of Condition or Suitability by the Authority. THE AUTHORITY MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE PROJECT OR ITS SUITABILITY FOR THE COMPANY’S PURPOSES OR NEEDS.

Section 9.03. Payment of Principal, Premium and Interest. The Authority covenants that it will promptly pay the principal of, premium, if any, and interest on every Bond issued under this Agreement but only from the Revenues and any accrued interest on the Bonds deposited in the Bond Fund as provided herein at the place, on the dates, from the funds and in the manner provided herein and in said Bonds according to the true intent and meaning thereof. The Authority makes no representation or warranty as to the financial condition of the Company or any other party or value, validity or enforceability of any security for the Bonds or the Company’s obligations under this Agreement.

Section 9.04. Authority To Use Best Efforts To Require Company To Make Payments. The Authority shall use its best efforts, acting through the Trustee, to require the Company to pay all of the payments and other costs and charges payable by the Company under this Agreement.

Section 9.05. Take Further Action. The Authority covenants that it shall from time to time execute and deliver such further instruments and take such further action as may be reasonable and as may be required to carry out the purposes of this Agreement; provided, however, that no such instruments or actions shall pledge the credit of the Authority, and provided further, however, that the Authority shall not be required to execute and deliver such instruments or take such further actions unless reasonable indemnity is furnished by the Company for any expense or liability to be incurred therein in accordance with Section 5.05(b)(1) and Section 8.04. The Authority shall be entitled to the advice of counsel (who may be counsel for any party) and shall not be liable for any action taken in good faith in reliance on such advice. The Authority may rely conclusively on any notice, certificate or other document furnished to it under this Agreement and reasonably believed by it to be genuine. The Authority shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed under this Agreement or omitted to be taken by it by reason of the lack of direction or instruction required for such action, or be responsible for the consequences of any error of judgment reasonably made by it. When any payment or consent or other action by the Authority is called for by this Agreement, the Authority may defer such action pending receipt of such evidence, if any, as it may reasonably require in support thereof. A permissive right or power to act shall not be construed as a requirement to act. The Authority shall in no event be liable for the application or misapplication of funds, or for other acts or defaults by any person, firm or Corporation except by its own members, officers, agents and employees. No recourse shall be had by the Company, the Trustee or any Bondholder for any claim based on this Agreement or the Bonds or any agreement securing the same against any member, officer, agent or employee of the Authority unless such claim is based upon the bad faith, fraud or deceit of such person.

Section 9.06. No Disposition of Revenues. The Authority agrees that, except for its pledge and assignment to the Trustee hereunder, the Authority will not pledge, assign, mortgage, encumber, convey or otherwise transfer any of its interest or rights to the Revenues or otherwise under this Agreement; provided, however, that if the laws of the State at the time shall so permit, nothing contained in this Section shall prevent the consolidation of the Authority with, or merger of the Authority into, any public corporation the property and income of which are not subject to taxation; and provided, further, that upon any such consolidation, merger or transfer, the due and punctual payment of the principal of, premium, if any, and interest on the Bonds according to their tenor, and the due and punctual performance and observance of all the agreements and conditions of this Agreement to be kept and performed by the Authority, shall be expressly assumed in writing by the entity resulting from such consolidation or surviving such merger.

Section 9.07. No Extensions. In order to prevent any accumulation of claims for interest after maturity, the Authority will not directly or indirectly extend or assent to the extension of the time of payment of claims of interest on any of the Bonds and will not directly or indirectly be a party to or approve any such arrangement by purchasing or funding such claims for interest or in any other manner. In case any such claim for interest shall be extended or funded in violation hereof, such claim for interest shall not be entitled, in case of any default hereunder, to the benefit or security of this Agreement except subject to the prior payment in full of the principal of and premium, if any, on all Bonds issued and outstanding hereunder, and all claims for interest which shall not have been so extended or funded.

Section 9.08. Covenant To Perform Further Acts. The Authority covenants that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such supplements and amendments to this Agreement and such further acts, instruments and transfers as necessary or as the Trustee may reasonably require in order to fully preserve, protect and perfect the rights and security of the Bondholders and the rights of the Trustee under this Agreement, provided, however, that the Authority shall not be required to execute and deliver such documents or take such further actions unless reasonable indemnity is furnished by the Company for any expense or liability to be incurred therein in accordance with Section 5.05(b)(1) and Section 8.04

Section 9.09. Faithful Performance. The Authority covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions required to be performed by it and contained in this Agreement, in any and every Bond executed and delivered hereunder and in all of its proceedings pertaining hereto.

ARTICLE X

DEFAULT AND LIMITATIONS OF LIABILITY

Section 10.01. Events of Default. If any of the following events occur, it is hereby declared to constitute an “Event of Default”:

(a) Default in the due and punctual payment of interest on any Bond;

(b) Default in the due and punctual payment of the principal of, or premium, if any, on any Bond, whether at the stated maturity thereof, redemption thereof pursuant to Section 4.01, or upon the acceleration thereof;

(c) Default in the due and punctual payment of the Purchase Price of any Bond required to be purchased in accordance with its terms, including without limitation the last paragraph of paragraph 6 of the Bonds;

(d) First Mortgage Bonds shall have been delivered in connection with the Bonds and a “default” as defined in Section 12.01 of the First Mortgage shall have occurred and be continuing;

(e) A trustee, receiver, custodian or similar official or agent shall be appointed for the Company or for any substantial part of its property and such trustee or receiver shall not be discharged within sixty (60) days;

(f) The Company shall commence a voluntary case under the federal bankruptcy laws, or shall make an assignment for the benefit of creditors, or shall apply for, consent to or acquiesce in the appointment of, or taking possession by, a trustee, receiver, custodian or similar official or agent for itself or any substantial part of its property;

(g) The Company shall have an order or decree for relief in an involuntary case under the federal bankruptcy laws entered against it, or a petition seeking reorganization, readjustment, arrangement, composition, or other similar relief as to it under the federal bankruptcy laws or any similar law for the relief of debtors shall be brought against it and shall be consented to by it or shall remain undismissed for sixty (60) days; and

(h) The Company or the Authority shall fail to observe or perform in any material way any covenant, condition, agreement or provision contained in the Bonds or in this Agreement on the part of the Company or the Authority to be performed other than those set forth in clause (a), (b), (c), (d), (e), (f) or (g) of this Section, and such failure shall continue for ninety (90) days after written notice specifying such failure and requiring the same to be remedied shall have been given to the Company and the Authority by the Trustee, which notice may be given by the Trustee in its discretion and shall be given by the Trustee at the written request of the holders of not less than twenty-five percent (25%) in aggregate principal amount of all Bonds then outstanding, unless the Trustee and Bondholders of a principal amount of Bonds not less than the principal amount of the Bonds the Bondholders of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided however, that the Trustee and the Bondholders of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Authority or the Company on behalf of the Authority within such period and is being diligently pursued.

Section 10.02. Acceleration. Upon the occurrence and continuance of any Event of Default described in clause (a), (b), (c), (d), (e) or (h) of the preceding paragraph and further upon the condition that if any First Mortgage Bonds shall have been delivered, all first mortgage bonds outstanding under the First Mortgage shall have become immediately due and payable in accordance with the terms of the First Mortgage, the Trustee may, and at the written request of Bondholders of not less than 25% in principal amount of the Bonds then outstanding shall, by written notice to the Authority and to the Company declare the Bonds to be immediately due and payable, whereupon, and upon the occurrence of an Event of Default as specified in clause (f) or

(g) of the preceding paragraph without any further notice or action by the Trustee or the Authority, the Bonds shall, without further action, become and be immediately due and payable, any provisions hereof or the Bonds to the contrary notwithstanding, and the Trustee shall give notice of acceleration to the Authority, and shall give notice thereof by mail to the Bondholders.

The provisions of the preceding paragraph, however, are subject to the condition that if, after the principal of the Bonds shall have been so declared to be due and payable, and before any judgment or decree for the payment of moneys due shall have been obtained or entered as hereinafter provided, the Company or the Authority shall cause to be deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Bonds and the principal of any and all Bonds which shall have become due otherwise than by reason of such declaration (with interest upon such principal and, to the extent permissible by law, on overdue installments of interest, at the rate per annum specified herein) and such amounts as shall be sufficient to cover reasonable compensation and reimbursement of expenses payable to the Trustee and any paying agent, tender agent and registrar, and all Events of Default hereunder other than nonpayment of the principal of Bonds which shall have become due by said declaration shall have been remedied, then, in every such case, such Event of Default shall be deemed waived and such declaration and its consequences rescinded and annulled, and the Trustee shall promptly give written notice of such waiver, rescission or annulment to the Authority and the Company, and shall give notice thereof to the Bondholders; but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon; provided, however, that if any First Mortgage Bonds shall have been delivered in connection with the Bonds, any waiver of “default” under the First Mortgage and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event of Default under this Agreement and a rescission and annulment of the consequences thereof, and the Trustee shall promptly give written notice of such waiver, rescission and annulment to the Authority and the Company, and notice to the Bondholders in the same manner as a notice of redemption under Section 4.04; but no such waiver, rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right or remedy consequent thereon.

Section 10.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the principal of and premium, if any, or interest on the Bonds or to enforce the performance of any provision of the Bonds or this Agreement.

The Trustee may maintain a proceeding even if it does not possess any of the Bonds or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Bondholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 10.04. Waiver of Past Defaults. A majority in aggregate principal amount of the outstanding Bonds by notice to the Trustee may waive an existing Event of Default and its consequences. When an Event of Default is waived, it is cured and stops continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent to it.

Section 10.05. Control by Majority. The holders of a majority in aggregate principal amount of Bonds outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. Except for the giving of notices of default or acceleration of the Bonds as requested pursuant to Section 10.02, the Trustee may refuse to follow any direction that conflicts with law or this Agreement or that the Trustee determines is unduly prejudicial to the rights of other Bondholders or if the Trustee has not been indemnified pursuant to Section 11.01(k).

Section 10.06. Limitation on Suits. A Bondholder may not pursue any remedy with respect to this Agreement or the Bonds unless (a) the Bondholder gives the Trustee notice stating that an Event of Default is continuing, (b) the holders of at least 25% in aggregate principal amount of the outstanding Bonds make a written request to the Trustee to pursue the remedy, (c) such Bondholder or Bondholders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense, and (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity.

Section 10.07. Rights of Bondholders to Receive Payment. Notwithstanding any other provision of this Agreement, the right of any Bondholder to receive payment of principal of, premium, if any, and interest on a Bond, on or after the due dates expressed in the Bond, or to bring suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of the Bondholder.

Section 10.08. Collection Suit by Trustee. If an Event of Default under paragraph (a), (b), (c) or (h) of Section 10.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust (but only from the sources provided herein, including without limitation, the limitations under Section 9.03 hereof) for the whole amount remaining unpaid.

Section 10.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Bondholders allowed in any judicial proceedings relative to the Company, its creditors or property and, unless prohibited by law or applicable regulations, may vote on behalf of the Bondholders in any election of a trustee in bankruptcy or other person performing similar functions.

Section 10.10. Priorities. If the Trustee collects any money pursuant to this Article or if any moneys shall be on deposit in the Bond Fund at the time of the acceleration of the Bonds pursuant to Section 10.02 or shall be deposited into the Bond Fund as a result of such an acceleration, it shall pay out such moneys in the following order: first, to the Trustee for amounts to which it is entitled under Section 11.02; second, to holders for amounts due and unpaid on the Bonds for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds for principal, premium and interest, respectively; and third, to the Company. The Trustee may fix a payment date for any payment to the Bondholders.

Section 10.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the cost of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Bondholder pursuant to Section 10.06 or a suit by holders of more than 25% in aggregate principal amount of Bonds outstanding.

Section 10.12. Agreement to Pay Attorneys’ Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement or the First Mortgage if any First Mortgage Bonds shall have been delivered to the Trustee and the Authority should employ attorneys or incur other expenses for the collection of any amounts due from the Company hereunder or the enforcement of performance or observance of any obligation or agreement of the Company herein contained, the Company agrees that it will on demand therefor pay to the Authority the reasonable fees and expenses of such attorneys and such other reasonable expenses so incurred by the Authority.

Section 10.13. Remedies in Article X in Addition to Remedies in the First Mortgage. The remedies conferred in this Article shall be in addition to any remedies available to the Trustee as holder of the First Mortgage Bonds, if any, under the First Mortgage.

ARTICLE XI

THE TRUSTEE AND THE REMARKETING AGENT

Section 11.01. Conditions of Trust. The Trustee (which term shall be deemed to include for purposes of this Section 11.01 the paying agent and registrar, unless the context otherwise requires) hereby accepts the trusts imposed upon it by this Agreement, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions:

(a) The Trustee may execute any of the obligations or powers hereof and perform any of its duties either directly or by or through attorneys, agents, receivers or employees and the Trustee shall not be responsible for any misconduct or negligence on the part of any attorney, agent, receiver or employee appointed with due care by it hereunder.

(b) The Trustee may consult with counsel of its selection concerning all matters of trust hereof and duties hereunder, and the advice of such counsel or any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee shall not be responsible for, nor have any liability with respect to, any recital herein or in the Bonds (except in respect of the certificate of the Trustee endorsed on the Bonds), the validity of this Agreement or of any supplements hereto or instruments of further assurance, the maintenance, validity or sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or any lien or property to be created hereby, but the Trustee may require of the Authority or the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid.

(d) The Trustee shall not be accountable for, or have any liability with respect to, the use of any Bonds authenticated or delivered hereunder after such Bonds shall have been delivered in accordance with instructions of the Authority. The Trustee may become the owner of Bonds secured hereby with the same rights that it would have if it were not the Trustee.

(e) The Trustee may conclusively rely and shall be fully protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Agreement upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bond shall be conclusive and binding upon all future owners of the same Bond or portions thereof and upon Bonds issued in exchange therefor or for portions thereof or in place thereof.

(f) As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate of the Authority signed by an Authority Representative or any certificate of the Company signed by a Company Representative as sufficient evidence of the facts therein contained, and prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (h) of this section, or of which by said subsection it is deemed to have notice, the Trustee shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of the Secretary of the Authority under its seal to the effect that a resolution has been duly adopted, and is in full force and effect.

(g) The permissive right of the Trustee to do things enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct. After the occurrence and during the continuance of a default hereunder, in the exercise of such of the rights and powers vested in it by this Agreement, the Trustee shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(h) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder except (i) failure by the Authority to cause to be made any of the payments to the Trustee required to be made by Article V hereof and (ii) default of which a Responsible Officer of the Trustee has actual knowledge, unless the Trustee shall be specifically notified in writing of such default by the Authority or by the holders of at least 25% in aggregate principal amount of Bonds then Outstanding; and in the absence of such notice so delivered the Trustee may conclusively assume there is no default except as aforesaid. For the purposes hereof, the Trustee shall not be deemed to have actual knowledge of any default or Event of Default unless a trust officer, assistant trust officer or other person charged with the administration of the obligations of the Trustee hereunder shall during the course of his duties have actual knowledge thereof.

(i) The Trustee shall not be personally liable for any debts contracted or for damages to persons or to personal property injured or damaged or for salaries or nonfulfillment of contracts during any period in which it may be in the possession of or managing the real and tangible personal property as in this Agreement provided.

(j) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

(k) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense, but the Trustee shall not require indemnity as a condition to making payment on the Bonds, provided that moneys are available for such purpose in the Bond Fund, or declaring the principal of and interest on the Bonds to be due immediately under Section 10.02, or with respect to its duties under Section 5.07.

(l) All money received by the Trustee or any paying agent shall, until used or applied or invested as herein provided, be held in trust for the purposes for which it was received but need not be segregated from other funds except to the extent required by this Agreement or by law.

(m) The Trustee shall not be bound to make an investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours and upon reasonable notice the books, records and premises of the Authority, personally or by agent or by attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(n) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

(p) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 11.02. Reimbursement of Administrative Expenses.

(a) The Trustee, any paying agent, tender agent and registrar shall be entitled to payment and/or reimbursement for Administrative Expenses, including such fees as shall be agreed in writing between the Company and the Trustee for their services rendered hereunder and all advances, counsel fees and other expenses reasonably and necessarily made or incurred by them in connection with such services under this Agreement. The Trustee and any paying agent shall be entitled to payment and reimbursement for their reasonable fees and charges as paying agents for the Bonds as hereinabove provided. Upon the occurrence of an Event of Default, but only upon an Event of Default, the Trustee and any paying agent shall have a first lien with right of payment prior to payment on account of interest or principal of any Bond for the foregoing advances, fees, costs and expenses incurred by them, respectively, or any indemnification due, on moneys held by the Trustee hereunder, other than moneys held for the payment of Bonds which are deemed to have been purchased or paid (including payment upon acceleration of maturity) under the terms of this Agreement.

(b) All fees, charges and other compensation to which the Trustee, any paying agent, tender agent or registrar may be entitled under the provisions of this Agreement are required to be paid by the Company, and, accordingly, the Authority shall not be liable in any respect to indemnify such entities for fees, charges and other compensation to which they may be entitled and, by acceptance of the trusts hereunder, each entity shall be deemed to have agreed to the foregoing.

(c) The provisions of this Section shall survive the termination of this Agreement.

Section 11.03. Notice of Defaults. If an Event of Default occurs and is continuing, the Trustee will mail, first class, postage prepaid, notice of the Event of Default to the Bondholders as promptly as practicable after the Trustee has knowledge of the Event of Default. The Trustee shall not be deemed to have knowledge of any event which, with the giving of notice or lapse of time or both, would be an Event of Default or of any Event of Default, except an Event of Default pursuant to Section 10.01(a), Section 10.01(b), or Section 10.01(c), unless a responsible representative of the Trustee receives written notice of such event or Event of Default.

Section 11.04. Trustee’s Right To Intervene; First Mortgage Bonds.

(a) In any judicial proceedings to which the Authority is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the Bondholders, the Trustee may intervene on behalf of Bondholders and shall do so if requested in writing by the holders of at least 25% of the aggregate principal amount of Bonds then outstanding. The rights and obligations of the Trustee under this Section are subject to the approval of a court of competent jurisdiction.

(b) Except as required to effect an assignment to a successor Trustee, the Trustee shall not sell, assign or transfer any First Mortgage Bond, if any, and the Trustee is authorized to enter into an agreement with the Company to such effect, including a consent to the issuance of stop transfer instructions to the First Mortgage Trustee.

(c) If First Mortgage Bonds shall have been delivered in connection with the Bonds, the Trustee, as a holder of such First Mortgage Bonds, shall attend any meeting of first mortgage bondholders under the First Mortgage as to which it receives due notice. Either at such meeting, or otherwise where consent of holders of first mortgage bonds of the Company is sought without a meeting, the Trustee shall vote as such holder, or shall consent with respect thereto, proportionately with what the Trustee reasonably believes will be the vote or consent of all other holders of first mortgage bonds of the Company then outstanding and eligible to vote or consent.

Notwithstanding the foregoing, the Trustee shall not vote as such holder in favor of, or give its consent to, any action which would materially adversely affect the interests of the Bondholders, except upon notification by the Trustee to the Bondholders of such proposal and consent thereto of the holders of at least two-thirds (2/3) in aggregate principal amount of the Bonds then outstanding or, if such proposal would so affect the rights of some but less than all the outstanding Bonds, the consent thereto of the holders of at least two-thirds (2/3) in aggregate principal amount of all Bonds so affected voting as a class.

Section 11.05. Successor Trustee Upon Merger, Etc. Any Corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any Corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Trustee hereunder and vested with all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further acts, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The successor Trustee shall give the Authority, the Company, the Remarketing Agent and each Bondholder written notice of its succession as successor Trustee promptly after such succession.

Section 11.06. Resignation of Trustee. A Trustee and any successor Trustee may resign by giving 60 days’ written notice by first class mail to the Authority, the Company, the Remarketing Agent and each Bondholder as shown on the records of the Trustee, prior to the date specified in such notice when such resignation shall take effect. Such notice to the Authority, the Company, the Remarketing Agent and each Bondholder may be served personally or sent by registered mail or telegram. Such resignation shall take effect only upon the appointment of a successor or temporary Trustee by the Bondholders or by the Authority as hereinafter provided. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

Section 11.07. Removal of Trustee. The Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee, the Authority, the Company and the Remarketing Agent and signed by the owners of a majority in aggregate principal amount of Bonds then outstanding. In addition, provided that no Event of Default, or event or circumstance which with the passage of time or the giving of notice could become an Event of Default, has occurred and is continuing, the Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Authority, the Trustee, the Remarketing Agent and the Bondholders and signed by the Company, such removal to be effective only upon the acceptance of such appointment by a qualified successor Trustee in accordance with Section 11.09. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

Section 11.08. Appointments of Successor Trustee. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in the course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in the case it shall be taken under control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the owners of a majority in aggregate principal amount of Bonds then outstanding, by an instrument or concurrent instruments in writing signed by such owners, or by their attorneys in fact, duly authorized; provided, however, that in case of such vacancy the Company shall forthwith appoint a temporary successor Trustee to fill such vacancy until a successor Trustee shall be appointed by the Bondholders in the manner above provided, and any such temporary successor Trustee as appointed by the Company shall immediately and without further act be superseded by the successor Trustee so appointed by such Bondholders. Every such successor Trustee and temporary successor Trustee appointed pursuant to the provisions of this Section shall be a Corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers having a reported capital and surplus of not less than $100,000,000, subject to supervision or examination by federal or state authority, if there be such an institution willing, qualified and able to accept the trust upon reasonable or customary terms.

Section 11.09. Acceptance by Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Authority, the Company and the Remarketing Agent an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessors; but such predecessor Trustee shall nevertheless, upon payment of its charges hereunder, on the written request of the Company, or of its successor, execute and deliver an instrument transferring to such successor Trustee all the estate, properties, rights, powers and trusts, duties and obligations of such predecessor hereunder, and every predecessor Trustee shall deliver all securities and money held by it as Trustee hereunder to its successor. Should any instrument in writing from the Company be required by a successor Trustee for more fully and certainly vesting in such successor the estate, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company.

Section 11.10. Reliance Upon Instruments. The resolutions, opinions, certificates and other instruments provided for in this Agreement may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full protection and authority to the Trustee for the withdrawal of cash hereunder, and the taking or omitting to take of any other action under this Agreement.

Section 11.11. Former Trustee No Longer Custodian or Paying Agent. Any Trustee which has resigned or been removed shall cease to be custodian of the funds and, if it has been so appointed, paying agent, and the successor Trustee shall become such custodian, and a successor paying agent shall be appointed under Section 11.14.

Section 11.12. Directions From Company; Company May Perform.

(a) Whenever after a reasonable written request by the Company the Authority shall fail, refuse or neglect to give any direction to the Trustee or to require the Trustee to take any other action which the Authority is required to have the Trustee take pursuant to the provisions of this Agreement, the Company instead of the Authority may give any such direction to the Trustee or require the Trustee to take any such action, and the Trustee, upon receipt of proof of delivery of the request to the Authority and unless otherwise instructed by the Authority, is hereby irrevocably empowered and directed to accept such direction from the Company as sufficient for all purposes of this Agreement. The Company shall have the right to cause the Trustee to comply with any of the Trustee’s obligations under this Agreement to the same extent that the Authority is empowered so to do.

(b) The Authority and the Trustee acknowledge that certain actions or failures to act by the Authority under this Agreement may create or result in a default hereunder. The Authority hereby agrees that the Company may perform any and all acts or take such action as may be necessary for and on behalf of the Authority to prevent or correct said default, and the Trustee agrees that it shall take or accept such performance by the Company as performance by the Authority in such event.

Section 11.13. Trading in Bonds by Trustee, Paying Agent, Tender Agent or Registrar. The Trustee, any paying agent, tender agent or registrar, in its individual capacity, may in good faith buy, sell, own, hold and deal in any of the Bonds issued hereunder, and may join in any action which any Bondholders may be entitled to take with like effect as if it did not act in any capacity hereunder. The Trustee, any paying agent, tender agent or registrar, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Authority or the Company, and may act as depositary, trustee, or agent for any committee or body of Bondholders secured hereby or other obligation of the Authority as freely as if it did not act in any capacity hereunder.

Section 11.14. Appointment of Separate Paying Agent and/or Tender Agent. If, at any time, the Securities Depository ceases to hold the Bonds, with the effect that the Bonds are no longer subject to the Book Entry System, then the Authority and the Trustee, acting at the request of the Company, may appoint one or more banks or trust companies to act as paying agent and/or tender agent for the Bonds hereunder. Any such paying agent or tender agent shall be a bank or trust company organized under the laws of the United States of America or any state thereof, shall have a reported capital and surplus of at least $100,000,000 and a corporate trust office located in New York, New York at which Bonds may be presented for payment or purchase and shall perform such duties and responsibilities as may be delegated to it hereunder. If such a paying agent or tender agent is appointed, then all references herein to the “Trustee” shall include such paying agent or tender agent to the extent of the duties performed by such entity.

Section 11.15. Entities Serving in More Than One Capacity. Anything in this Agreement to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the paying agent, tender agent and the registrar and in any other combination of such capacities, to the extent permitted by law.

Section 11.16. Duties of Remarketing Agent. Except as otherwise described herein, the Remarketing Agent will set the interest rates on the Bonds and perform the other duties provided for in Section 3.02 and will remarket the Bonds as provided in Section 4.11, subject to any provisions of a remarketing agreement between the Company and the Remarketing Agent. The Remarketing Agent may for its own account or as broker or agent for others deal in Bonds and may do anything any other Bondholder may do to the same extent as if the Remarketing Agent were not serving as such.

Section 11.17. Eligibility of Remarketing Agent. The Remarketing Agent shall be a bank, trust company or member of the Financial Industry Regulatory Authority organized and doing business under the laws of the United States or any state or the District of Columbia, will have a combined capital stock, surplus and undivided profits of at least $15,000,000 as shown in its most recently published annual report, will be a Participant in the Securities Depository and will be authorized by law to perform all the duties imposed upon it by this Agreement. Any Remarketing Agent or its corporate parent shall be rated at least Baa3/P-3 or otherwise qualified by Moody’s or have an equivalent rating of another rating agency.

Section 11.18. Replacement of Remarketing Agent. The Remarketing Agent may resign by notifying the Authority, the Trustee and the Company. The Company may remove the Remarketing Agent at any time by an instrument signed by the Company and filed with the Remarketing Agent, the Authority and the Trustee at least 30 days prior to the effective date of such removal (which will not in any event occur prior to the appointment of a successor Remarketing Agent). A new Remarketing Agent may be appointed by the Company upon the resignation or removal of the Remarketing Agent. The Trustee shall promptly notify the Bondholders of any change in the Remarketing Agent.

Section 11.19. Compensation of Remarketing Agent. The Remarketing Agent will not be entitled to any compensation from the Authority or the Trustee or to any property held under this Agreement but must make separate arrangements with the Company for compensation.

Section 11.20. Successor Remarketing Agent. If the Remarketing Agent consolidates with, merges or converts into, or transfers all or substantially all its assets (or, in the case of a bank or trust company, its corporate trust assets) to another Corporation, the resulting, surviving or transferee Corporation without any further act shall be the successor Remarketing Agent, provided that such successor shall be eligible under the applicable provisions in this Article.

ARTICLE XII

AMENDMENT OF OR SUPPLEMENT TO THE AGREEMENT

Section 12.01. Supplemental Agreements Without Notice to or Consent of Bondholders. The Authority, the Company and the Trustee may without the consent of, or notice to, any of the Bondholders, enter into an agreement or agreements supplemental to this Agreement for any one or more of the following purposes:

(a) to cure any ambiguity, defect or omission in this Agreement, or otherwise amend this Agreement, in such manner as shall not impair the security of the Bonds;

(b) to grant to or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers or authorities that may lawfully be granted to or conferred upon the Bondholders or the Trustee;

(c) (i) to evidence any succession to the Authority and the assumption by its successor of the covenants, agreements and obligations of the Authority under this Agreement and the Bonds, (ii) to add additional covenants of the Authority, or (iii) to surrender any right or power herein conferred upon the Authority;

(d) to subject to this Agreement additional revenues, properties or collateral, which may be accomplished by, among other things, entering into instruments with the Company and/or other persons providing for further security, covenants, limitations or restrictions for the benefit of the Bonds;

(e) to modify, amend or supplement this Agreement or any Agreement supplemental hereto in such manner as may be required to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect, and to add to this Agreement or any Agreement supplemental hereto such other terms, conditions and provisions as may be required by said Trust Indenture Act of 1939 or similar federal statute;

(f) to amend any provision pertaining to matters under federal income tax laws, including Section 148(f) of the Code required to maintain the tax exempt status of the Bonds;

(g) to authorize different authorized denominations of the Bonds and to make correlative amendments and modifications to this Agreement regarding exchangeability of Bonds of different authorized denominations, redemptions of portions of Bonds of particular authorized denominations and similar amendments and modifications of a technical nature;

(h) to increase or decrease the number of days specified for the giving of notices in Section 4.06 and to make corresponding changes to the period for notice of mandatory tender of the Bonds; provided that no decreases in any such number of days shall become effective except while the Bonds bear interest at a Daily Rate or a Weekly Rate and until 30 days after the Trustee has given notice to the owners of the Bonds;

(i) to provide for an uncertificated system of registering the Bonds or to provide for the change to or from a Book Entry System for the Bonds;

(j) to evidence the succession of a new Trustee or the appointment by the Trustee or the Authority of a co-trustee;

(k) to make any change related to the Bonds that does not materially adversely affect the rights of any Bondholder; and

(l) to make any other changes to this Agreement that take effect as to any or all remarketed Bonds following a mandatory tender.

Section 12.02. Supplemental Agreements Requiring Consent of Bondholders.

(a) Exclusive of supplemental agreements covered by Section 12.01 and subject to the terms and provisions contained in this Section, and not otherwise, the holders of not less than a majority in aggregate principal amount of the Bonds outstanding shall have the right, from time to time, to consent to and approve the execution by the Company, the Authority and the Trustee of such other agreement or agreements supplemental hereto as shall be deemed necessary and desirable by the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of terms or provisions contained in this Agreement or in any agreement supplemental hereto; provided, however, that nothing in this Section contained shall permit, or be construed as permitting (i) without the consent of the holder of the affected Bond, an extension of the maturity of the principal of or the interest on any Bond issued hereunder, or a reduction in the principal amount of, or redemption premium on, any Bond or the rate or rates of interest thereon, (ii) without the consent of the holders of all Bonds outstanding, a reduction in the aggregate principal amount of the Bonds required for consent to such supplemental agreement, (iii) without the consent of the holders of the affected Bonds, the creation of any priority or preference of one Bond over another; (iv) without the consent of the holder of the affected Bond, the making of any Bond redeemable other than in accordance with its terms, or (v) without the consent of the holders of all Bonds outstanding, a reduction in the percentage of the Bonds required to be represented by the holders of Bonds giving their consent to any amendment.

(b) If at any time the Company or the Authority shall request the Trustee to enter into any such supplemental agreement for any of the purposes of this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such supplemental agreement to be mailed to the holder of each Bond at his address as it appears on the registration books hereinabove provided for. Such notice shall be prepared by the Company and shall briefly set forth the nature of the proposed supplemental agreement and shall state that copies thereof are on file at the designated office of the Trustee for inspection by all Bondholders. If, within sixty (60) days or such longer period as shall be prescribed by the Company following the mailing of such notice, the holders of the requisite aggregate principal amount of the Bonds outstanding at the time of the execution of any such supplemental agreement shall have consented to and approved the execution thereof as herein provided, no holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee, the Company or the authority from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such supplemental agreement as in this Section permitted and provided, this Agreement shall be and be deemed to be modified and amended in accordance therewith and without the necessity for notation on the outstanding Bonds.

Section 12.03. Reliance on Opinion of Counsel; Favorable Opinion of Tax Counsel Required. The Trustee and the Authority are authorized to join in the execution and delivery of any supplemental agreement pursuant to Section 12.01 and Section 12.02 and in so doing they shall be provided with and fully protected by an Opinion of Counsel that such supplemental agreement is so permitted and has been duly authorized by the Company, that all things necessary to make it a valid and binding supplemental agreement have been done and that upon execution it will be valid and binding upon the Company and the Authority in accordance with its terms; provided, however, that neither the Trustee nor the Authority shall be required to enter into any supplemental agreement that it reasonably deems to be prejudicial to its interests. Before the Authority and the Trustee shall enter into any supplemental agreement pursuant to Section 12.01 or Section 12.02 there shall have been delivered to the Authority and the Trustee a Favorable Opinion of Tax Counsel.

ARTICLE XIII

DEFEASANCE

Section 13.01. Defeasance. If and when the Bonds secured hereby shall become due and payable in accordance with their terms or through redemption proceedings as provided in this Agreement, or otherwise, and the whole amount of the principal, or Redemption Price and the interest so due and payable upon all of the Bonds shall be paid, or provision shall have been made for the payment of the same, together with all other sums payable under this Agreement by the Company on behalf of the Authority, including all fees and expenses of the Trustee and the Authority, then and in that case, this Agreement and the lien created hereby shall be discharged and satisfied and the Authority shall be released from the covenants, agreements and obligations contained in this Agreement, and the Trustee shall assign and transfer to or upon the order of the Company all property (in excess of the amounts required for the foregoing) then held by the Trustee free and clear of any encumbrances and shall execute such documents as may be reasonably required by the Authority and the Company in this regard.

Subject to the provisions of the above paragraph, when any of the Bonds shall have been paid and if, at the time of such payment, all the covenants and promises in such Bonds and in this Agreement required or contemplated to be kept, performed and observed by the Authority (or by the Company on behalf of the Authority) or on its part on or prior to that time, then this Agreement shall be considered to have been discharged in respect of such Bonds and such Bonds shall cease to be entitled to the lien of this Agreement and such lien and all covenants, agreements and other obligations hereunder shall cease, terminate, become void and be completely discharged as to such Bonds.

Notwithstanding the satisfaction and discharge of this Agreement or the discharge of this Agreement in respect of any Bonds, those provisions of this Agreement relating to the maturity of the Bonds, interest payments and dates thereof, tender and exchange provisions, exchange and transfer of Bonds, replacement of mutilated, destroyed, lost or stolen Bonds, the safekeeping and cancellation of Bonds, nonpresentment of Bonds and the duties of the Trustee in connection with all of the foregoing, and compliance with the covenants contained in Section 8.07, shall remain in effect and shall be binding upon the Authority, the Trustee and the holders of the Bonds and the Trustee shall continue to be obligated to hold in trust any moneys or investments then held by the Trustee for the payment of the principal of, Redemption Price of and interest on the Bonds, to pay to the Bondholders the funds so held by the Trustee as and when such payment becomes due.

Section 13.02. Bonds Deemed to Have Been Paid. Any outstanding Bond shall, prior to the Maturity Date or Redemption Date thereof, be deemed to have been paid within the meaning and with the effect expressed in Section 13.01 if (a) in case said Bonds are to be redeemed on any date prior to their maturity, the Company shall have given to the Trustee in form satisfactory to the Trustee irrevocable instructions to mail, in accordance with the provisions of ARTICLE IV of this Agreement, notice of redemption of such Bonds on said Redemption Date, (b) there shall have been deposited with the Trustee either moneys (insured at all times by the Federal Deposit Insurance Corporation or otherwise collateralized with Government Obligations), in an amount which shall be sufficient, or Government Obligations, the principal of and the interest on which when due, and without any reinvestment thereof, will provide moneys which, together with the moneys, if any, deposited with or held by the Trustee at the same time, shall be sufficient (as verified by a report of an independent certified public accountant), to pay when due the principal or Redemption Price (as applicable) of, and interest due and to become due on, said Bonds on and prior to the Redemption Date or Maturity Date thereof, as the case may be, and (c) in the event any of said Bonds are not to be redeemed within the next succeeding sixty (60) days, the Company shall have given the Trustee in form satisfactory to the Trustee irrevocable instructions to mail, as soon as practicable in the same manner as a notice of redemption is mailed pursuant to ARTICLE IV of this Agreement, a notice to the holders of such Bonds and to the Securities Depository and an Information Service that the deposit required by (b) above has been made with the Trustee and that said Bonds are deemed to have been paid in accordance with this Section and stating such Maturity Date or Redemption Dates upon which moneys are to be available for the payment of the principal or Redemption Price (as applicable) of said Bonds. Neither the securities nor moneys deposited with the Trustee pursuant to this Section nor principal or interest payments on any such securities shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal or Redemption Price (as applicable) of, and interest on said Bonds; provided that any cash received from such principal or interest payments on such obligations deposited with the Trustee, if not then needed for such purpose, shall, to the extent practicable and consistent with the terms of this Agreement and any escrow agreement pertaining thereto, and at the written direction of the Company, be reinvested in Government Obligations maturing at times and in amounts, together with the other moneys and payments with respect to Government Obligations then held by the Trustee pursuant to this Section, sufficient to pay when due the principal or Redemption Price (as applicable) of, and interest to become due on said Bonds on and prior to such Redemption Date or Maturity Date, as the case may be, and interest earned from such reinvestments shall, upon receipt by the Trustee of a written direction of a Company Representative, be paid over to the Company, as received by the Trustee, free and clear of any trust, lien or pledge.

Any release under this Section shall be without prejudice to the right of the Trustee to be paid the agreed upon compensation for all services rendered by it under this Agreement and all its reasonable expenses, charges and other disbursements and those of its attorneys, agents and employees, incurred on and about the administration of trusts by this Agreement created and the performance of its powers and duties under this Agreement; provided, however, that the Trustee shall have no right, title or interest in, or lien on, any moneys or securities deposited pursuant to this ARTICLE XIII.

Section 13.03. Moneys Held for Particular Bonds. Except as otherwise provided in Section 13.02, the amounts held by the Trustee for the payment of the interest, principal, or Redemption Price due on any date with respect to particular Bonds shall, on and after such date and pending such payment, be set aside on its books and held in trust by it uninvested for the holders of the Bonds entitled thereto.

ARTICLE XIV

MISCELLANEOUS

Section 14.01. Benefits of This Agreement Limited to Parties. Nothing in this Agreement expressed or implied is intended or shall be construed to confer upon, or to give to, any person other than the Company, the Authority, the Trustee, the Remarketing Agent, the Indemnified Persons and the holders of the Bonds, including their respective agents, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof. All the covenants, stipulations, promises and agreements in this Agreement contained by or on behalf of the Authority shall be for the sole benefit of the Trustee, the Remarketing Agent, the Company and the holders of the Bonds, including their respective agents.

Section 14.02. No Recourse Against Authority. THE BONDS AND THE PREMIUM, IF ANY, AND THE INTEREST HEREON SHALL NOT BE DEEMED TO CONSTITUTE A DEBT, LIABILITY OR OBLIGATION OF ANY AUTHORITY OR COUNTY OR THE STATE OF FLORIDA OR ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF, INCLUDING, WITHOUT LIMITATION, THE AUTHORITY AND POLK COUNTY, FLORIDA. NEITHER ANY AUTHORITY OR COUNTY NOR THE STATE OF FLORIDA OR ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF, SHALL BE OBLIGATED TO PAY THE BONDS OR THE PREMIUM, IF ANY, OR INTEREST HEREON EXCEPT FROM THE PAYMENTS FROM THE COMPANY, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF ANY AUTHORITY OR COUNTY, INCLUDING WITHOUT LIMITATION, THE AUTHORITY AND POLK COUNTY, OR OF THE STATE OF FLORIDA OR ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS. THE AUTHORITY HAS NO TAXING POWER. No recourse under or upon any obligations, covenants or agreement of this Agreement, or of any Bond, or in any way based thereon or otherwise in respect thereof, shall be had against any past, present or future member or officer, as such, of the Authority or any successor body politic, either directly or through the Authority, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being hereby expressly waived and released as a conclusion of and as consideration for, the execution of this Agreement and the issue of the Bonds.

Section 14.03. Successor Deemed Included in All References to Predecessor. Whenever the Authority, the Company, the Remarketing Agent or the Trustee or any officer thereof is named or referred to herein, such reference shall be deemed to include the successor to the powers, duties and functions that are presently vested in the Authority, the Company, the Remarketing Agent or the Trustee or such officer, and all agreements, conditions, covenants and terms contained herein required to be observed or performed by or on behalf of the Authority, the Company, the Remarketing Agent or the Trustee or any officer thereof shall bind and inure to the benefit of the respective successors thereof whether so expressed or not.

Section 14.04. Extent of Covenants; No Personal Liability. All covenants, stipulations, obligations and agreements of the Authority contained in this Agreement are and shall be deemed to be subject to the limitations set forth in Section 14.02 hereof. No covenant, stipulation, obligation or agreement of the Authority contained in this Agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member, officer, agent or employee of the Authority in other than that person’s official capacity. Neither the members of the Authority nor any official executing the Bonds, this Agreement, or any amendment or supplement hereto or thereto shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance or execution hereof or thereof.

Section 14.05. Notices.

(a) All notices, certificates, requests, complaints, demands, consents and other communications hereunder shall be deemed sufficiently given or filed for all purposes of this Agreement if and when sent by registered mail, return receipt requested, or by telecopy, promptly confirmed in writing:

to the Authority, if addressed to the:

Polk County Industrial Development Authority

Post Office Box 9005, Drawer AT01 (338310-9005)

330 West Church Street, 4th Floor

Bartow, Florida 33830

Attention: County Attorney

Telecopy No. 863-534-6482

with a copy to:

Peterson & Myers, P.A.

141 5th Street N.W.

Winter Haven, Florida 33883-7608

Attention: Kerry M. Wilson

Telecopy No. 863-299-5498

to the Company, if addressed to:

Tampa Electric Company

Post Office Box 111

Tampa, Florida 33601

Attention: Corporate Secretary

Telecopy No. 813-228-1328

to the Trustee, if addressed to:

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, Florida 32256

Attention: Corporate Trust Department

Telecopy No. 904-645-1997

or, as to all of the foregoing, to such other address as the addressee shall have indicated by prior written notice to the one giving notice. All notices to a Bondholder shall be in writing and shall be deemed sufficiently given if sent by mail, postage prepaid, to the Bondholder at the address shown on the registration books for the Bonds maintained by the Trustee. A Bondholder may direct the Trustee to change its address as shown on the registration books by written notice to the Trustee.

(b) Notice hereunder may be waived prospectively or retrospectively by the Person entitled to the notice, but no waiver shall affect any notice requirement as to other Persons.

(c) All documents received by the Trustee under the provisions of this Agreement, or photographic copies thereof, shall be retained in its possession until this Agreement shall be released under the provision of this Agreement, subject at all reasonable times to the inspection of the Authority, the Company, any Bondholder and any agent or representative thereof.

Section 14.06. Notices to Rating Agencies. Written notice shall be provided by the Trustee to Moody’s, S&P and Fitch of (i) the appointment of any successor Trustee or Remarketing Agent, (ii) any amendment or supplement to this Agreement, (iii) the payment of all principal, interest and premium, if any, on all of the Bonds, (iv) any change in the Determination Method of the Bonds, and (v) any mandatory tender or acceleration of the Bonds.

Section 14.07. Funds. Any Fund required to be established and maintained herein by the Trustee may be established and maintained in the account records of the Trustee either as an account or a fund, and may, for the purpose of such accounting records, any audits thereof and any reports or statements with respect thereto, be treated either as an account or a fund; but all such records with respect to all such Funds shall at all times be maintained in accordance with sound industry practice and with due regard for the protection of the security of the Bonds and the rights of the Bondholders.

Section 14.08. Severability. In case any Section or provision of this Agreement, or any covenant, agreement, stipulation, obligation, act or action, or part thereof, made, assumed, entered into or taken under this Agreement, or any application thereof, is held to be illegal or invalid for any reason, or is inoperable at any time, that illegality, invalidity or inoperability shall not affect the remainder thereof or any other Section or provision of this Agreement or any other covenant, agreement, stipulation, obligation, act or action, or part thereof, made, assumed, entered into or taken under this Agreement, all of which shall be construed and enforced at the time as if the illegal, invalid or inoperable portion were not contained therein.

Any illegality, invalidity or inoperability shall not affect any legal, valid and operable section, provision, covenant, agreement, stipulation, obligation, act, action, part or application, all of which shall be deemed to be effective, operative, made, assumed, entered into or taken in the manner and to the full extent permitted by law from time to time.

Section 14.09. Florida Law to Govern. This Agreement and each Bond shall be deemed to be a contract made under the laws of the State and for all purposes shall be construed in accordance with the laws of the State.

Section 14.10. Instruments of Bondholders. Any writing including, without limitation, any consent, request, direction, approval, objection or other instrument or document, required under this Agreement to be executed by any Bondholder may be in any number of concurrent writings of similar tenor and may be executed by that Bondholder in person or by an agent or attorney appointed in writing. Proof of (i) the execution of any writing including, without limitation, any consent, request, direction, approval, objection or other instrument or document, (ii) the execution of any writing appointing any agent or attorney, and (iii) the ownership of Bonds, shall be sufficient for any of the purposes of this Agreement, if made in the following manner, and if so made, shall be conclusive in favor of the Trustee with regard to any action taken thereunder, namely:

(a) The fact and date of the execution by any individual of any writing may be proved by the certificate of any officer in any jurisdiction, who has power by law to take acknowledgments within that jurisdiction, that the individual signing the writing acknowledged that execution before that officer, or by affidavit of any witness to that execution; and

(b) The fact of ownership of Bonds shall be proved by the register maintained by the Trustee.

Nothing contained herein shall be construed to limit the Trustee to the foregoing proof, and the Trustee may accept any other evidence of the matters stated therein which it deems to be sufficient. Any writing including, without limitation, any consent, request, direction, approval, objection or other instrument or document, of the holder of any Bond shall bind every future holder of the same Bond, with respect to anything done or suffered to be done by the Authority or the Trustee pursuant to that writing.

Section 14.11. Priority of this Agreement. This Agreement shall be superior to any liens which may be placed upon the Revenues or any other funds or accounts created pursuant to this Agreement.

Section 14.12. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Authority, the Company and the Trustee and their respective successors and assigns, subject to the limitations contained herein.

Section 14.13. Payments Due or Other Actions on Nonbusiness Days.

(a) If the date for any payment on the Bonds at a place of payment shall be other than a Business Day, then payment shall be made on the next succeeding Business Day, and no interest shall accrue for the intervening period other than as specifically provided for herein.

(b) Unless otherwise noted in this Agreement, in the event that any day on which any act or function is to be performed or done, other than payment on the Bonds, is not a Business Day, such act or function shall be done or performed on the next succeeding Business Day.

Section 14.14. Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument.

Section 14.15. Waiver of Jury Trial. EACH OF THE AUTHORITY, THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE BONDS OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 14.16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

(Official Seal)			POLK COUNTY INDUSTRIAL
DEVELOPMENT AUTHORITY
Attest:

By:	/s/ David L. Curry		By:	/s/ Richard M. Munday, Jr.
	Name:	David L. Curry		Name:	Richard M. Munday, Jr.
	Title:	Secretary		Title:	Chairman

TAMPA ELECTRIC COMPANY

			By:	/s/ Kim M. Caruso
				Name:	Kim M. Caruso
				Title:	Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
As Trustee

			By:	/s/ Cynthia M. Moore
				Name:	Cynthia M. Moore
				Title:	Vice President

Signature Page of Loan and Trust Agreement S-1

Exhibit A

Description of the Project

PROJECT DESCRIPTION

The Project collects, processes, stores and disposes of waste slag and coal handling solid wastes associated with the Company’s integrated coal gasification combined cycle power plant located in southwest Polk County. The facilities include the following:

Coal Gasifier Slag Disposal Facility

The Coal Gasifier Slag Disposal Facility collects, processes, stores and disposes of waste slag. The facility includes the slag pond, slag crusher, lockhopper, drag conveyor, pumps, dewatering area, slag storage area, filtration pumps, evaporation system, grey and black water systems, cooling systems and related mechanical, electrical and associated structures.

Coal Handling Solid Wastes Disposal Facility

The Coal Handling Solid Waste Disposal Facility collects, stores and disposes of coal handling solid wastes. The primary components of the Coal Handling Solid Waste Disposal Facility include a magnetic separator, metal detector, coal slurry waste collectors and related mechanical, electrical and associated structures.

Industrial Wastewater Treatment Solid Waste Facility

The Industrial Wastewater Treatment Solid Waste Facility processes, stores and disposes of solid wastes removed from the industrial waste water treatment facility. The Industrial Wastewater Treatment System treats all potentially contaminated wastewater systems. The primary components of the Industrial Wastewater Treatment Solid Waste Facility include the clarifier basin and rake mechanism, sludge recycle pumps, sludge transfer pumps, sludge thickening tank, filter press feed pumps, filter press, filter cake bins, filtrate tank, filtrate pump and related mechanical, electrical and associated structures.

A-1

Exhibit B

Form of Bond

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Authority or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

REGISTERED	REGISTERED
No. R-

UNITED STATES OF AMERICA

POLK COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

SOLID WASTE DISPOSAL FACILITY REVENUE REFUNDING BOND

(TAMPA ELECTRIC COMPANY PROJECT),

SERIES 2010

MATURITY DATE	DATED DATE	CUSIP

December 1, 2030	, 2010

Registered Owner: CEDE & CO.

Principal Amount: $

The Polk County Industrial Development Authority, a public body corporate and politic and a public instrumentality created pursuant to the laws of the State of Florida (the “Authority”), for value received, hereby promises to pay, solely from the sources described in this Bond, to the Registered Owner identified above, or registered assigns, on the Maturity Date stated above (or if this Bond is called for earlier redemption as described herein, on the redemption date) the principal amount identified above and to pay interest as provided in this Bond.

THIS BOND AND THE PREMIUM, IF ANY, AND THE INTEREST HEREON SHALL NOT BE DEEMED TO CONSTITUTE A DEBT, LIABILITY OR OBLIGATION OF ANY AUTHORITY OR COUNTY OR THE STATE OF FLORIDA OR ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF, INCLUDING, WITHOUT LIMITATION, THE AUTHORITY AND POLK COUNTY, FLORIDA. NEITHER ANY AUTHORITY OR COUNTY NOR THE STATE OF FLORIDA OR ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF, SHALL BE OBLIGATED TO PAY THIS BOND OR THE PREMIUM, IF ANY, OR INTEREST HEREON EXCEPT FROM THE PAYMENTS FROM THE COMPANY, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF ANY AUTHORITY OR COUNTY, INCLUDING WITHOUT LIMITATION, THE AUTHORITY AND POLK COUNTY, OR OF THE STATE OF FLORIDA OR ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THIS BOND. THE AUTHORITY HAS NO TAXING POWER.

1. Agreement. This Bond is one of the Polk County Industrial Development Authority Solid Waste Disposal Facility Revenue Refunding Bonds (Tampa Electric Company Project), Series 2010 (the “Bonds”), limited to $75,000,000 in principal amount, issued under and pursuant to the Constitution of the State of Florida, Chapter 69-1510, Laws of Florida, as amended, the Florida Industrial Development Financing Act, Parts II and III of Chapter 159, Florida Statutes, and other applicable provisions of law (the “Act”), the Loan and Trust Agreement dated as of November 15, 2010 (the “Agreement”), among the Authority, Tampa Electric Company, a Florida corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., trustee (the “Trustee”), and a resolution duly enacted by the Authority. The terms of the Bonds include those in the Agreement and those contained herein. Bondholders are referred to the Agreement for a statement of certain of those terms. When used with reference to the Bonds, the term “principal” includes any premium payable on those Bonds. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

The proceeds of the Bonds will be used to refinance a portion of the cost of acquiring, constructing and installing certain solid waste disposal facilities, structures, machinery, fixtures, improvements and equipment, of the integrated Coal Gasification Combined Cycle Power Plant of the Company, located in Polk County, Florida, together with all additions thereto, substitutions therefor and deletions therefrom, as they may at any time exist (collectively, as more fully defined in the Agreement, the “Project”). The principal of and any premium and interest (the “Bond Service Charges”) on the Bonds are payable solely from the Revenues, as defined and as provided for in the Agreement (being, generally, any amounts payable with respect to Bond Service Charges, and any investments and moneys in the Bond Fund created in the Agreement, and all income and profit from the investment of the foregoing moneys), and are an obligation of the Authority only to the extent of the Revenues.

Under the Agreement, the Company is required to make payments to the Trustee in the amounts and at the times necessary to pay the Bond Service Charges on the Bonds when due, whether at maturity, upon redemption or acceleration or otherwise until paid in full. Pursuant to the Agreement, the Authority has assigned or granted a security interest to the Trustee in all right, title and interest of the Authority in and to (i) the Revenues, (ii) all rights to receive such Revenues and the proceeds of such rights, and all other rights and interests of the Authority provided under the Agreement, except for certain rights to reimbursement and indemnity as defined in the Agreement.

The Agreement may be amended or supplemented as provided by its terms, and references to it include any amendments or supplements.

The Authority has established a book-entry only system of registration for the Bonds (the “Book-Entry System”). Except as specifically provided otherwise in the Agreement, a Securities Depository (or its nominee) will be the registered owner of this Bond. By acceptance of a confirmation of purchase, delivery or transfer, the Beneficial Owner (if any) of this Bond shall be deemed to have agreed to this arrangement. If the Securities Depository (or its nominee) is the registered owner of this Bond, it shall be treated as the owner of it for all purposes.

2. Source of Payments. THIS BOND IS PAYABLE BOTH AS TO PRINCIPAL AND INTEREST SOLELY OUT OF THE ASSETS OF THE AUTHORITY PLEDGED THERETO AS DESCRIBED HEREIN. Payments under the Agreement sufficient for the prompt payment when due of the principal of and premium, if any, and interest on, and any other amounts due with respect to, the Bonds are to be paid to the Trustee by the Company for the account of the Authority and deposited in a special trust account created by the Authority and have been duly pledged and assigned for that purpose.

3. Interest Rate. Interest on this Bond will be paid at the lesser of (a) a Daily Rate, a Weekly Rate, a Commercial Paper Rate or a Term Interest Rate as selected by the Company and as determined in accordance with the Agreement and (b) 14% per annum. Interest will initially be payable at a Term Interest Rate determined in accordance with the Agreement. The Company may change the Determination Method from time to time. A change in the Determination Method will result in mandatory tender of the Bonds (see “Mandatory Tender for Purchase” in paragraph 7 below).

When interest is payable at a Daily Rate, Weekly Rate or Commercial Paper Rate, or when interest is payable at a Term Interest Rate for a Term Interest Rate Period of six months or less, it will be computed on the basis of the actual number of days elapsed over a year of 365 days (366 days in leap years), and when payable at a Term Interest Rate for a Term Interest Rate Period of more than six months, on the basis of a 360-day year of twelve 30-day months. Interest on overdue principal and, to the extent lawful, on overdue premium and interest will be payable as provided in the Agreement.

4. Interest Payment and Record Dates. Interest will accrue on the unpaid portion of the principal of this Bond from the Dated Date stated above and thereafter from the Interest Payment Date (as hereinafter defined) next preceding the date of authentication hereof to which interest has been paid or duly provided for, unless the date of authentication hereof is an Interest Payment Date to which interest has been paid or duly provided for, in which case from the date of authentication hereof, or unless no interest has been paid or duly provided for on the Bonds of this series, in which case from the Dated Date; provided, however, that if the date of authentication is between the Record Date (as hereinafter defined) for any Interest Payment Date and such Interest Payment Date, then interest will accrue from such Interest Payment Date or, if the Company shall default in payment of the interest due on such Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, then from the Dated Date.

When interest is payable at the rate in the first column below, interest accrued during the period (an “Interest Period”) shown in the second column will be paid on the date (an “Interest Payment Date”) in the third column to holders of record on the date (a “Record Date”) in the fourth column:

RATE	INTEREST PERIOD	INTEREST PAYMENT DATE	RECORD DATE

Daily*	Interest Payment Date to Interest Payment Date	First Business Day of the next month	Last Business Day before Interest Payment Date

Weekly*	Interest Payment Date to Interest Payment Date	First Business Day of the next month	Last Business Day before Interest Payment Date

Commercial Paper	From 1 to 270 days as determined for each Bond pursuant to the Agreement (“Commercial Paper Period”)	Day after the last day of Commercial Paper Period	Last Business Day before Interest Payment Date

Term**	30 days or longer	Each first day of each sixth calendar month after effective date of Term Interest Rate and on the first Business Day after the end of each Term Interest Period	Fifteenth of the month before the Interest Payment Date if the Term Interest Rate Period is more than six months, and the last Business Day before Interest Payment Date if the Term Interest Period is six months or less ***

“Business Day” is defined in the Agreement. Payment of defaulted interest will be made to holders of record as of the fifth-to-last Business Day before payment.

5. Method of Payment. Holders must surrender Bonds to the Trustee to collect principal at maturity or upon redemption. (See “Optional Tenders” and “Mandatory Tender for Purchase” below for the payment of purchase price of tendered Bonds.) Interest on Bonds bearing interest at a Commercial Paper Rate (other than Bonds in the Book Entry System) is payable only upon presentation of such Bonds to the Trustee. Interest on Bonds bearing interest at a Daily, Weekly or Term Interest Rate (other than Bonds in the Book-Entry System) will be paid to the registered holder as of the Record Date by check mailed by first class mail on the Interest Payment Date to such holder’s registered address. A holder of $1,000,000 or more in principal amount of Bonds may be paid interest at a Daily, Weekly or Commercial Paper Rate by

*	If there shall be a change from a Daily Rate or a Weekly Rate on a day other than the first Business Day of a calendar month, the then current Interest Period relating to such Daily Rate or Weekly Rate shall end on the day immediately preceding the date on which the new interest rate on the Bonds shall become effective, which date in the case of a change from a Daily Rate or a Weekly Rate, shall be the Interest Payment Date for such Interest Period, for which the Record Date shall be the immediately preceding Business Day. If such new interest rate shall be a Daily Rate or a Weekly Rate, the first Interest Period relating thereto shall begin on the effective date of such new interest rate and end on the day immediately preceding the first Business Day of the next month, for which the Interest Payment Date and the Record Date shall be as prescribed in this Table.
**	If there shall be an early termination of such Term Interest Rate Period and a new Term Interest Rate shall be set, such Term Interest Rate Period shall end on the day immediately preceding the date on which the new interest rate shall become effective, which date shall be the Interest Payment Date for such Term Interest Rate Period, for which the Record Date shall be the last day of such Term Interest Rate Period or, if sooner, the first day of such Term Interest Rate Period. If such new interest rate shall be a Daily Rate or a Weekly Rate, the first Interest Period relating thereto shall begin on the effective date of such new interest rate and end on the day immediately preceding the first Business Day of the next month, for which the Interest Payment Date and the Record Date shall be as prescribed in this Table.
***	If an Interest Payment Date occurs less than 15 days after the first day of a Term Interest Rate Period, the first day of such Term Interest Rate Period is the Record Date for such Interest Payment Date.

wire transfer in immediately available funds to an account in the continental United States if the holder makes a written request of the Trustee (in form satisfactory to the Trustee) at least two Business Days before the Record Date specifying the account address. The notice may provide that it will remain in effect for later interest payments until changed or revoked by another written notice. Principal and interest will be paid in money of the United States that at the time of payment is legal tender for payment of public and private debts or by checks or wire transfers payable in such money. If any payment on the Bonds is due on a non-Business Day, it will be made on the next Business Day, and no interest will accrue as a result.

6. Optional Tenders. “Tender” means to require, or the act of requiring, the Trustee to purchase a Bond at the holder’s option under the provisions of this paragraph 6 at 100% of the principal amount plus interest accrued to (but excluding) the date of purchase. While the Bonds bear interest at a Term Interest Rate or a Commercial Paper Rate, the owner of a Bond does not have the option to require the Trustee to purchase its Bond.

Daily Rate Tender. When interest on the Bonds is payable at a Daily Rate and a Book-Entry System is in effect, a Beneficial Owner (through its direct Participant in the Securities Depository) may tender its interest in a Bond (or portion of Bond) by delivering an irrevocable written notice by telecopy, facsimile transmission or e-mail transmission to the Trustee (any such notice to be delivered to a Responsible Officer of the Trustee) and an irrevocable notice by telephone, telegraph or facsimile transmission to the Remarketing Agent, in each case prior to 11:00 a.m., New York City time, on a Business Day, stating the principal amount of the Bond (or portion of Bond) being tendered, payment instructions for the purchase price and the Business Day (which may be the date the notice is delivered) the Bond (or portion of Bond) is to be purchased. The Beneficial Owner shall effect delivery of such Bond by causing such direct Participant to transfer its interest in the Bond equal to such Beneficial Owner’s interest on the records of the Securities Depository to the participant account of the Trustee with the Securities Depository. Any notice received by the Trustee after 11:00 a.m., New York City time, shall be deemed to have been given on the next Business Day.

When interest on the Bonds is payable at a Daily Rate and a Book Entry System is not in effect, a holder of a Bond may tender the Bond (or portion of Bond) by delivering the notices as described above (which shall include the certificate number of the Bond), and shall also deliver the Bond to the Trustee by 1:00 p.m., New York City time, on the date of purchase (see additional requirements below).

Weekly Rate Tender. When interest on the Bonds is payable at a Weekly Rate and a Book-Entry System is in effect, a Beneficial Owner (through its direct Participant in the Securities Depository) may tender his interest in a Bond (or portion of Bond) by delivering an irrevocable written notice by telecopy, facsimile transmission or e-mail transmission to the Trustee (any such notice to be delivered to a Responsible Officer of the Trustee) and an irrevocable notice by telephone, telegraph or facsimile transmission to the Remarketing Agent, in each case prior to 5:00 p.m., New York City time, on a Business Day stating the principal amount of the Bond (or portion of Bond) being tendered, payment instructions for the purchase price and the date, which must be a Business Day at least seven days after the notice is delivered, on which the Bond (or portion of Bond) is to be purchased. The Beneficial Owner shall effect delivery of such Bond by causing such direct Participant to transfer its interest in the Bond equal to such Beneficial Owner’s interest on the records of the Securities Depository to the participant account of the Trustee or its agent with the Securities Depository.

When interest on the Bonds is payable at a Weekly Rate and a Book-Entry System is not in effect, a holder of a Bond may tender the Bond (or portion of Bond) by delivering the notices as described above (which shall include the certificate number of the Bond), and shall also deliver the Bond to the Trustee by 1:00 p.m., New York City time, on the date of purchase (see additional requirements below).

Payment of Purchase Price. The purchase price for a Bond tendered under this paragraph 6 or under paragraph 7 “Mandatory Tender for Purchase” will be paid in immediately available funds to the registered owner of the Bond by 4:00 p.m., New York City time, on the date of purchase. No purchase of Bonds by the Trustee shall be deemed to be a payment or redemption of the Bonds or of any portion thereof and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

7. Mandatory Tender for Purchase. As provided below, the Bonds are subject to mandatory tender for purchase under certain circumstances. BY ACCEPTANCE OF THIS BOND, THE OWNER AGREES TO SELL AND SURRENDER THIS BOND, PROPERLY ENDORSED, UNDER THE CONDITIONS DESCRIBED BELOW. All purchases will be made in funds immediately available on the purchase date and will be at the Purchase Price. Bonds tendered for purchase on a date after a call for redemption but before the redemption date will be purchased pursuant to the tender. No purchase of Bonds shall be deemed to be a payment or redemption of the Bonds or of any portion thereof and such purchase will not operate to extinguish or discharge the indebtedness evidenced by such Bonds.

Mandatory Tender at Beginning of a New Term Interest Rate Period. When the Bonds bear interest at a Term Interest Rate and a new Term Interest Rate is to be determined, the Bonds will be subject to mandatory tender for purchase on the effective date of the new Term Interest Rate. In the case of a change prior to the day originally established as the day after the last day of a Term Interest Rate Period, the Bonds will be purchased at the percentage of their principal amount which would be payable upon the applicable redemption described under “Optional Redemption During Term Interest Rate Period” below.

Mandatory Tender on Each Interest Payment Date During Commercial Paper Mode. When Bonds bear interest at a Commercial Paper Rate, each Bond must be tendered for purchase on the Interest Payment Date for such Bond.

Mandatory Tender Upon a Change in the Determination Method. Subject to the provisions of Section 3.02(b) of the Agreement, on the effective date of the change in the Determination Method (the methods being Daily, Weekly, Commercial Paper or Term Interest Rates) (the “Conversion Date”), the Bonds will be subject to mandatory tender for purchase on the Conversion Date at the Purchase Price, except that in the case of a change prior to the day originally established as the day after the last day of a Term Interest Rate Period, the Bonds will be purchased at the percentage of their principal amount which would be payable upon the applicable redemption described under “Optional Redemption During Term Interest Rate Period” below.

Notice of Tender. At least 15 days before each mandatory tender (except that no notice shall be given for (x) the tender described under “Mandatory Tender on Each Interest Payment Date During Commercial Paper Mode” described above or (y) the tender described under “Mandatory Tender at Beginning of a New Term Interest Rate Period” involving no change in the Term Interest Rate Period, and except that such notice shall be given at least 30 days prior to the effective date if a Term Interest Rate Period longer than six months is in effect and the effective date is before the end of the Term Interest Rate Period), the Trustee will mail a notice of tender by first-class mail to each Bondholder at the holder’s registered address. Failure to give any required notice of tender as to any particular Bonds, or any defect therein, will not affect the validity of the tender of any Bonds in respect of which no failure or defect occurs. Any notice mailed as provided in this paragraph shall be effective when sent and will be conclusively presumed to have been given whether or not actually received by the addressee.

Effect of Notice. When notice of tender is required and given, and when Bonds are to be tendered without notice, Bonds tendered become due and payable on the purchase date; in such case when funds are deposited with the Trustee sufficient for purchase, interest on the Bonds to be purchased ceases to accrue with respect to the holder thereof as of the date of purchase.

8. Delivery Address; Additional Delivery Requirements. Notices in respect of tenders and Bonds tendered must be delivered to the Trustee, and notices in respect of tenders must be delivered to the Remarketing Agent, as provided in the Agreement.

All tendered Bonds must be accompanied by an instrument of transfer satisfactory to the Trustee, executed in blank by the registered owner or his duly authorized attorney, with the signature guaranteed by an eligible guarantor institution.

Limitation on Tenders. Except as provided under “Mandatory Tender Upon a Change in the Determination Method,” “Mandatory Tender at Beginning of a New Term Interest Rate Period” and “Mandatory Tender on Each Interest Payment Date During Commercial Paper Mode,” no Bonds may be tendered while they bear interest at a Commercial Paper Rate or a Term Interest Rate.

Irrevocable Notice Deemed to Be Tender of Bond; Undelivered Bonds. The giving of notice by the registered owner of a Bond as provided in paragraph 6 or the occurrence of a mandatory tender for purchase as described in paragraph 7 constitutes the irrevocable tender for purchase of each Bond (or portion of Bond) with respect to which such notice was given, irrespective of whether such Bond was delivered as provided in paragraph 6 or 7. The determination of the Trustee as to whether a notice of tender has been properly sent shall be conclusive and binding upon the Bondholders.

The Trustee may refuse to accept delivery of any Bond for which a proper instrument of transfer has not been provided. If any owner of a Bond who gave notice of optional tender or which is subject to mandatory tender fails to deliver his Bond to the Trustee at the place and on the applicable date and time specified, or fails to deliver his Bond properly endorsed, and moneys for the payment of such Bond are on deposit with the Trustee, his Bond shall constitute an undelivered Bond as described in the Agreement and interest shall cease to accrue on his Bonds as of the tender date and such owner shall have no right under the Agreement other than the right to receive payment of the tender price thereof. BY ACCEPTANCE OF THIS BOND, THE OWNER AGREES TO SELL AND SURRENDER THIS BOND, PROPERLY ENDORSED, TO THE TRUSTEE AFTER THE GIVING OF IRREVOCABLE NOTICE OF TENDER FOR PURCHASE AS DESCRIBED ABOVE.

9. Redemptions. All redemptions (and purchases in lieu of redemption) will be made in funds immediately available on the redemption date (or purchase date) and will be at a redemption price of 100% of the principal amount of the Bonds being redeemed (unless a premium is required as provided below) plus interest accrued to the redemption date.

Optional Redemption During Term Interest Rate Period. During any Term Interest Rate Period, if the Term Interest Rate Period is less than or equal to five years, the Bonds will not be redeemable pursuant to this provision during the Term Interest Rate Period.

If the Term Interest Rate Period is greater than five years, the Bonds will not be redeemable for five years after the date on which the Bonds begin to bear interest at the Term Interest Rate.

As an alternative to and in lieu of the foregoing redemption provisions, if, with respect to any Term Interest Rate Period, a Favorable Opinion of Tax Counsel is delivered to the Trustee not later than the date of the establishment of such Term Interest Rate Period, the Bonds may be redeemed during such Term Interest Rate Period at the option of the Company in whole or in part at any time after a no-call period, if any, established by the Remarketing Agent, at the percentages of their principal amount, plus accrued interest, as follows: the Remarketing Agent shall, given the duration of the Term Interest Rate Period, determine and inform the Trustee and the Company, on a date which is no later than the establishment of the Term Interest Rate, the periods during which the Bonds shall not be subject to redemption (the “Call Protection Period”), the premium or premiums payable upon redemption (the “Call Premiums”), if any, applicable to the redemption of Bonds after the Call Protection Period, and the period or periods during which the Call Premiums shall be effective (the “Call Premium Periods”) necessary to establish the Term Interest Rate. Such Call Protection Period, Call Premiums and Call Premium Periods shall be established in accordance with optional call redemption provisions which, in the judgment of the Remarketing Agent, are generally accepted at the time of determination as the standard features for obligations such as the Bonds, given the length of the Term Interest Rate Period.

After the applicable Call Protection Period, the Bonds may be redeemed at any time in whole or in part at 100% of their principal amount plus accrued interest, if any.

Optional Redemption During Daily or Weekly Rate Period. When interest on the Bonds is payable at a Daily or Weekly Rate, the Bonds may be redeemed in whole or in part at the option of the Company, on any Business Day.

Extraordinary Optional Redemption. Subject to the conditions set forth in the Agreement, any Bond is subject to extraordinary optional redemption by the Authority upon the direction of the Company, on any date, upon the occurrence of the events described in Section 4.01(b) (redemption in whole or in part) of the Agreement, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to the date of such redemption.

Mandatory Redemption Upon Determination of Taxability. Subject to the conditions set forth in the Agreement, the Bonds are subject to mandatory redemption in whole or in part following a final determination by the Internal Revenue Service or a court of competent jurisdiction that the interest paid or payable on any Bond is or will be includible in gross income for federal income tax purposes, at a redemption price equal to the principal amount to be redeemed plus accrued and unpaid interest, if any, to the date of such redemption.

Notice of Redemption. At least 30 days before each redemption, the Trustee will mail a notice of redemption by first-class mail to each Bondholder with Bonds to be redeemed at such holder’s registered address. Failure to give any required notice of redemption as to any particular Bonds, or any defect therein, will not affect the validity of the call for redemption of any Bonds in respect of which no failure or defect occurs. Any notice mailed as provided in this paragraph shall be effective when sent and will be conclusively presumed to have been given whether or not actually received by the addressee.

Effect of Notice. When notice is required and given, Bonds called for redemption become due and payable on the redemption date; in such case when funds are deposited with the Trustee sufficient for redemption, interest on the Bonds to be redeemed ceases to accrue as of the date of redemption.

Purchase in Lieu of Redemption. As provided in the Agreement, the Company has the right to purchase Bonds in lieu of the optional redemption described in this paragraph under “Optional Redemption During Term Interest Rate Period” and “Optional Redemption During Daily or Weekly Rate Period”.

10. Denominations; Transfer; Exchange. The Bonds may be issued in registered form without coupons in denominations as follows: (1) when interest is payable at a Daily, Weekly or Commercial Paper Rate or at a Term Interest Rate for a Term Interest Rate Period shorter than one year, $100,000 and any larger denominations constituting an integral multiple of $5,000; and (2) when interest is payable at a Term Interest Rate for a Term Interest Rate Period of one year or longer, $5,000 and integral multiples thereof. A holder may register the transfer of or exchange Bonds in accordance with the Agreement. The Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Agreement. Except in connection with the purchase of Bonds tendered for purchase, the Trustee will not be required to register the transfer of or exchange any Bond which has been called for redemption or during the period beginning 15 days before the mailing of notice calling the Bonds or any portion of the Bonds for redemption and ending on the redemption date.

11. Persons Deemed Owners. The registered holder of this Bond shall be treated as the owner of it for all purposes.

12. Funds in Trust; Unclaimed Funds. All moneys which the Trustee shall have withdrawn from the account of the Company or shall have received from any other source and set aside, or deposited with the paying agents, for the purpose of paying any of the Bonds hereby secured, either at the maturity thereof or upon call for redemption or tender, shall be held in trust for the respective holders of such Bonds. But any moneys which shall be so set aside or deposited by the Trustee and which shall remain unclaimed by the holders of such Bonds for a period of one year after the date on which such Bonds shall have become due and payable shall upon request in writing be paid to the Company, and thereafter the holders of such Bonds shall look only to the Company for payment and then only to the extent of the amount so received without any interest thereon, and the Trustee, the Authority and the paying agents shall have no responsibility with respect to such moneys. In the absence of any such written request, the Trustee shall from time to time deliver such unclaimed funds to or as directed by pertinent escheat authority, as identified by the Trustee in its sole discretion, pursuant to and in accordance with applicable unclaimed property laws, rules or regulations. Any such delivery shall be in accordance with the customary practices and procedures of the Trustee and the escheat authority. All moneys held by the Trustee and subject to this paragraph 12 shall be held uninvested and without liability for interest thereon. Before making any payment under this paragraph 12, the Trustee shall be entitled to receive at the Company’s expense an opinion of counsel to the effect that said payment is permitted under applicable law.

13. Discharge Before Redemption, Tender or Maturity. If the Company at any time deposits with the Trustee money or Government Obligations as described in the Agreement sufficient to pay at redemption, tender or maturity principal of and interest on the outstanding Bonds, and if the Company also pays or provides for the payment of all other sums then payable by the Company under the Agreement, the lien of the Agreement will be discharged. After discharge, Bondholders must look only to the deposited money and securities for payment except as otherwise specifically provided in the Agreement.

14. Amendment, Supplement, Waiver. The Agreement or the Bonds may be amended or supplemented, and any past default or compliance with any provision may be waived, with the consent of the holders of at least a majority in principal amount of the Bonds then outstanding. Any such consent shall be irrevocable and shall bind any subsequent owner of this Bond or any Bond delivered in substitution for this Bond. Without the consent of any Bondholder, the Authority may amend or supplement the Agreement or the Bonds as described in the Agreement, among other things, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Bonds in addition to or in place of certificated Bonds, to provide for a Book Entry System for the Bonds or to make any change that does not materially adversely affect the rights of any Bondholder.

15. Defaults and Remedies. The Agreement provides that the occurrences of certain events constitute Events of Default. If an Event of Default occurs and is continuing, the Bonds may become or may be declared immediately due and payable, as provided in the Agreement. An Event of Default and its consequences may be waived as provided in the Agreement. Bondholders may not enforce the Agreement or the Bonds except as provided in the Agreement. Except as specifically provided in the Agreement, the Trustee may refuse to enforce the Agreement or the Bonds unless it receives indemnity satisfactory to it. Subject to certain limitations, holders of a majority in principal amount of the Bonds then outstanding may direct the Trustee in its exercise of any trust or power.

16. No Recourse Against Others. A member, director, officer or employee, as such, of the Authority shall not have any liability for any obligations of the Authority or the Company under the Bonds or the Agreement or for any claim based on such obligations or their creation. Each Bondholder by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Bond.

17. Authentication. This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Agreement until the certificate of authentication hereon shall have been duly executed by the Trustee.

18. Abbreviations. Customary abbreviations may be used in the name of a Bondholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

It Is Hereby Certified, Recited And Declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Agreement and the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law.

This Bond shall not be valid or become obligatory for any purpose or be entitled to any benefit or security under the Agreement until it shall have been authenticated by the execution by the Trustee of the certificate of authentication endorsed hereon.

IN WITNESS WHEREOF, POLK COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY has caused this Bond to bear the signatures of its Chairman and Secretary and has caused its seal to be impressed hereon, all as of the Dated Date specified above.

POLK COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

By:
Chairman

[SEAL]

Attest:

Secretary

CERTIFICATE OF AUTHENTICATION

This Bond is one of the Bonds of the series designated therein and referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

Date:	By:
Authorized Signatory

The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT
TEN ENT	—	as tenants by the entireties		Custodian
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	(Cust)		(Minor)
under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in list above.

ASSIGNMENT

For Value Received, the undersigned sells, assigns and transfers unto

Please insert social security or
other identifying number of assignee

(Name and Address of Assignee)

the within Bond and does hereby irrevocably constitute and appoint attorney to transfer the said Bond on the books kept for registration thereof with full power of substitution in the premises.

Dated:

Signature guaranteed:

Medallion Number:

*Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature guarantee program, i.e., Securities Transfer Agents Medallion Program (STAMP), or New York Stock Exchange Medallion Signature Program (MSP).

Notice: The signature to this assignment must correspond with the name of the registered owner as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.